UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Oak Valley Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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125 North Third Avenue

Oakdale, California 95361

(209) 848-2265

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 19, 2018

The Annual Meeting of Shareholders of Oak Valley Bancorp, a California corporation (“Oak Valley” or the “Company”), will be held at Oak Valley Bancorp Headquarters at 338 E F Street, Oakdale, California 95361 on June 19, 2018 at 2:00 p.m. Pacific Daylight Time, to consider and vote on the following matters:

1.  The election of the following four (4) director nominees as described within the Proxy Statement:

Donald L. Barton

Thomas A. Haidlen

Daniel J. Leonard

Ronald C. Martin

2.  The ratification of the appointment of RSM US, LLP as the Company’s independent registered public accounting firm;

3. Approval of the Company’s 2018 Equity Incentive Plan;

4.  Such other business as may properly come before the Annual Meeting of Shareholders, and any adjournment or postponement.

The Board of Directors has fixed the close of business day on April 25, 2018, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

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IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 19, 2018

This communication presents only an overview of the more complete proxy materials, which includes the Company’s 2017 Annual Report to Shareholders, Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2018, Notice of Annual Meeting, Proxy Statement, and Proxy Card (collectively, “Proxy Materials”), which are available for the public at www.edocumentview.com/OVLY. We encourage you to access and review all of the important information contained in the Proxy Materials before voting.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone, or request a paper copy of the Proxy Materials to receive a physical proxy card. There is no charge to you for requesting a paper copy of the Proxy Materials. Please make your request for a paper copy using one of the following methods as instructed below on or before June 8, 2018 to facilitate timely delivery.

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Your Board of Director recommends that you vote:

●	FOR the election of each of the Director nominees listed in the Proxy Statement under “PROPOSAL 1 — ELECTION OF DIRECTORS”;

●

FOR the ratification of RSM US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 under “PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; and

●	FOR PROPOSAL 3 – The approval of the Company’s 2018 Equity Incentive Plan.

By Order of the Board of Directors,

Date: May 7, 2018	/s/ Richard A. McCarty
Richard A. McCarty
Secretary

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PROXY STATEMENT
OF
OAK VALLEY BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

TO BE HELD ON JUNE 19, 2018

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of Oak Valley Bancorp (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Oak Valley Bancorp Headquarters at 338 E F Street, Oakdale, California 95361, on June 19, 2018, at 2:00 p.m.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on April 25, 2018, (the “Record Date”) will be entitled to notice of, and to vote, at the Annual Meeting.  On the Record Date, the Company had 8,183,005 outstanding shares of its common stock, of which 8,183,005 will be entitled to vote at the Annual Meeting and any adjournments thereof.  This Proxy Statement will be first mailed to shareholders on or about May 7, 2018.

Vote By Proxy

Because many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote at the Annual Meeting.  Shares represented by a duly executed proxy in the accompanying form of proxy card, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting.  A shareholder executing and delivering the proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or (ii) attending the Annual Meeting and voting in person.  A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted.  If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly.  If no specification is made, the shares represented by the proxy will be voted in favor of the specified proposal.

Methods of Voting

Shareholders may vote on matters that are properly presented at the 2018 Annual Meeting in one of the following four ways:

●	By submitting your vote electronically via the Internet at www.investorvote.com/OVLY;
●	By submitting your vote telephonically;
●	By completing the proxy card and returning it in a pre-paid envelope provided by the Company if you have requested a paper copy of the Proxy Materials; or
●	By attending the 2018 Annual Meeting and casting your vote in person.

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For the 2018 Annual Meeting, the Company is offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone.  The telephone and Internet voting instructions are provided in the proxy card as well as in the Proxy Notice dated May 7, 2018.  The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.  Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

If a shareholder chooses to submit the vote by mail instead, the shareholder should request a paper copy of the Proxy Materials, and Company will send the shareholder the proxy card along with the rest of the Proxy Materials as well as a pre-paid envelope. The shareholder then would cast the shareholder’s vote by signing and returning the proxy card in the pre-paid envelope to the Company.  There is no charge to a shareholder for requesting a paper copy of the Proxy Materials.  If you wish to receive a paper copy of the Proxy Materials, you must request a copy as instructed below on or before June 8, 2018 to ensure timely delivery.

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Method of Counting Votes

A holder of common stock of the Company is entitled to one vote for each share held of record by such holder. No holder of any class of stock of the Company is entitled to cumulate votes in connection with any election of directors of the Company.

The proxy holders, Janet Pelton and Don Barton, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked.  However, the proxy holders cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card.  Proxies also confer upon the proxy holders discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed, if such matter is properly presented for action at the Annual Meeting, including any motion to adjourn and any procedural matter pertaining to the conduct of the Annual Meeting.  The total expense of soliciting the proxies in the accompanying form will be borne by the Company.  While proxies are normally solicited by mail, proxies also may be solicited directly by officers, directors and employees of the Company or its subsidiary, Oak Valley Community Bank (the “Bank”).  Such officers, directors and employees will not be compensated for this service beyond normal compensation to them.

All abstentions and broker non-votes are included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters, if the beneficial owner of the shares has not provided instructions to the broker on how to vote such shares. A “broker non-vote” occurs when a broker does not vote on a particular matter because the broker has not received instructions from the beneficial owner of the shares and does not have the discretion to vote such shares. The ratification of the selection of the Company’s independent registered public accounting firm is a routine matter on which brokers have the discretion to vote if the owner of shares has not provided voting instructions. The election of directors is a non-routine matter on which a broker may not vote unless the beneficial owner of shares has provided voting instructions.

Unless contrary instructions are indicated on the proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

●	FOR the election of all nominees for director named herein (Proposal No. 1);

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●	FOR ratification of the selection of RSM US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. 2); and

●	FOR the approval of the Company’s 2018 Equity Incentive Plan (Proposal No. 3).

 In the event a shareholder specifies a different choice on the proxy, the shareholder’s shares will be voted in accordance with the specification so made.  In addition, such shares will, at the proxy holders’ discretion, be voted on such other matters, if any, which may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting and any procedural matter pertaining to the conduct of the Annual Meeting).  Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2017 is available at www.edocumentview.com/OVLY, and is incorporated herein by reference.  You may request a paper copy of the Annual Report and other Proxy Materials by contacting:

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Vote Required For Election of Directors

Four (4) nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. This means that the four (4) nominees who receive the largest number of votes cast are elected as directors. Withholding authority to vote for a director nominee and broker non-votes on the election of directors will not affect the outcome of the election. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Ratification of Selection of Independent Accountants

The affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of RSM US LLP as our independent registered public accounting firm for 2018. Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal. Our Board of Directors unanimously recommends that you vote FOR the proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Vote Required for 2018 Equity Incentive Plan

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote. The Board of Directors believes that approval of Proposal No. 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

Ownership of Securities

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2018, by:

●	Each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

●	Each current director, each of whom is a nominee for election as a director; and

●	All current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 8,183,005 shares of common stock outstanding as of March 31, 2018.

	Common Stock Beneficially Owned on March 31, 2018
Name and Address of Beneficial Owner	Amount and nature of beneficial ownership (1)	Percentage of Shares Beneficially Owned (3)
Five Percent Shareholder:
PWH Educational Foundation	711,707	8.70%
The Banc Funds Company, LLC	472,489	5.77%

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (3)
Executive Officers and Directors: (2)
Donald L. Barton	27,051	0.33%
Christopher M. Courtney (3)	189,115	2.31%
Jeffrey A. Gall	18,879	0.23%
James L. Gilbert	154,873	1.89%
Thomas A. Haidlen	168,435	2.06%
David S. Harvey	38,729	0.47%
H. Randolph Holder (4)	77,937	0.95%
Michael Q. Jones	22,707	0.28%
Allison C. Lafferty	500	0.01%
Daniel J. Leonard	51,321	0.63%
Ronald C. Martin (3)	203,697	2.49%
Richard A. McCarty	33,551	0.41%
Janet S. Pelton	40,000	0.49%
Michael J. Rodrigues	52,044	0.64%
Danny L. Titus	218,923	2.68%
Terrance P. Withrow	14,662	0.18%
All officers and directors as a group	1,312,424	16.04%

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(1) Except as otherwise noted, it includes shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family or living trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); and shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary.

(2) The address for all officers and directors is c/o Oak Valley Community Bank, 125 North Third Avenue, Oakdale, California 95361.

(3) Excludes third party participant shares held by Mr. Courtney or Mr. Martin in their capacity as trustees of the Company’s 401(k) plan.

(4) 72,937 shares are held indirectly in the name of Holder Enterprises, LLC.

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CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to having sound corporate governance principles, good business practices, and transparency in financial reporting. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Board of Directors continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the listing standards of The NASDAQ Stock Market, to help ensure that such policies and practices are compliant and up to date.

Board of Directors

Board Independence

A majority of the Board of Directors consists of independent directors, as defined by the applicable rules and regulations of The NASDAQ Stock Market, as follows:

Donald L. Barton

James L. Gilbert

H. Randolph Holder

Michael Q. Jones

Allison C. Lafferty

Daniel J. Leonard

Ronald C. Martin

Janet S. Pelton

Danny L. Titus

Terrance P. Withrow

The non-independent directors of the Board are Thomas A. Haidlen whom has related party transactions as described in the Information About Directors and Executive Officers section of this proxy statement below and Christopher M. Courtney, the Company’s President and Chief Executive Officer.

Board and Committee Meeting Attendance

During the fiscal year ended December 31, 2017, our Board of Directors held a total of twelve (12) meetings. Each incumbent director who was a director during 2017 attended at least 75% of the aggregate of (a) the total number of such meetings; and (b) the total number of meetings held by all committees of the Board on which such director served during 2017.

Director Attendance at Annual Meetings of Shareholders

The Board believes it is important for all directors to attend the Annual Meeting of Shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company’s policy is to encourage, but not require, attendance by each director at the Company’s Annual Meeting of Shareholders. Nine of our current directors attended our Annual Meeting of Shareholders in 2017.

Communications with the Board

The Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors.  Shareholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 125 North Third Avenue, Oakdale, California 95361.  Any such communication must contain (i) a representation that the shareholder is a holder of record of stock of the Company; (ii) the name and address, as they appear on our books, of the shareholder sending such communication, and (iii) the class and number of shares of our stock that are beneficially owned by such shareholder.  Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board, or to any individual member of the Board, for any correspondence that more suitably directed to management. Communications may be deemed inappropriate for this purpose if, for example, it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of shareholder communications were approved by a majority of our independent directors.

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Nomination of Directors

The Board as a whole identifies and evaluates nominees for election as directors. The Board utilizes a variety of methods for identifying and evaluating nominees for director. Although there are no specific minimum qualifications, the Board considers some or all of the following criteria in considering candidates to serve as directors:

● commitment to ethical conduct and personal and professional integrity as evidenced by the person’s business associations; diversity efforts, service as a director or executive officer, involvement in other organizations (including any educational institutions), and any other commitment to ethical conduct and personal and professional integrity;

● objective perspective and mature judgment developed through business experiences and/or educational endeavors;

● the candidate’s ability to work with other members of the Board of Directors and management to further the Company’s goals and increase shareholder value;

● the ability and commitment to devote sufficient time to carry out duties and responsibilities as a director;

● demonstrated experience at policy-making levels in various organizations and in the areas that are relevant to our activities;

● the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors;

● local community involvement; and

● such other attributes, including independence, that are relevant in constituting a board that satisfies the requirements imposed by the SEC and The NASDAQ Stock Market.

In addition to the factors discussed above, the Board regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, shareholders or other persons. As described below, the Board considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons nominating candidates, nominations are aggregated and considered by the Board at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Board.

The Board does not have a formal written policy regarding consideration of director candidates recommended by shareholders. Instead, the Board considers all candidates who meet the requirements for nomination by a shareholder, based on the criteria discussed above. The Board believes that requiring shareholder nominations of director candidates to comply with specific requirements would create an unnecessary distinction and may limit the potential pool of qualified director candidates for the Board.

Term of Office

Directors serve for a three-year term or until their successors are elected. The Bylaws of the Company, as amended, authorize the Company to have a classified Board of Directors, divided into three classes, so long as the number of directors of the Company has been fixed at nine (9) or more directors. Currently, the Board has been fixed at twelve (12) directors. Pursuant to Section 3.3 of the Company Bylaws, in the event that the authorized number of directors is fixed at nine (9) or more, the Board of Directors is to be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. Each director in each class is elected for a term running until the third annual meeting next succeeding his election, until his successor shall have been duly elected and qualified. Accordingly, each nominee director, if elected, will hold office as follows until his successor is duly elected and qualified for the following terms:

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Nominee		Expiration of Term

Donald L.	Barton	2021 (1)
Thomas A.	Haidlen	2021 (1)
Daniel J.	Leonard	2021 (1)
Ronald C.	Martin	2021 (1)

(1) If elected at the June 19, 2018 meeting.

The following table indicates the terms of the incumbent directors who are not up for election at the 2018 Annual Meeting:

Nominee		Expiration of Term

James L.	Gilbert	2019
H. Randolph	Holder	2019
Janet S.	Pelton	2019
Danny L.	Titus	2019
Christopher M.	Courtney	2020
Michael Q.	Jones	2020
Allison C.	Lafferty	2020
Terrance P.	Withrow	2020

The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company.

Number and Composition of Board Committees

The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six (6) standing committees: Nominating Committee, Audit Committee, Loan Committee, Investment Committee, Compensation Committee and CRA Committee. An independent director, as defined by the applicable rules and regulations of The NASDAQ Stock Market, chairs the Board and its other standing committees. The chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.

Committees of the Board

As of the date of this Proxy Statement, our Board had twelve (12) directors and the following six (6) committees:

●	Nominating,

●	Audit,

●	Loan,

●	Investment,

●	Compensation, and

●	CRA Committee.

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Executive Sessions

Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Compensation Committee regarding the compensation and performance of the chief executive officer.

Evaluation of Board Performance

A Board assessment and director self-evaluations are conducted annually in accordance with an established evaluation process and includes performance of committees. The Chairman of the Nominating Committee, who is a rotating independent director, oversees this process and reviews the assessment and self-evaluation with the full Board.

Management Performance and Compensation

The Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect objectives and performance.

Director Stock Ownership Guidelines

The Company’s Bylaws require each Board member to hold shares of the Company’s common stock. Although the Board has not fixed any particular target holding, each director is encouraged to hold Company’s common stock for his or her own investment.

Code of Ethics

The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.

We have adopted a Code of Ethics, which is posted on our Internet website at www.ovcb.com, under the “About Us” tab, in the “Investor Relations” section, at the link for “Governance Documents.” Our Code of Ethics helps ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. Our Code of Ethics applies to our directors, executive officers, employees and consultants.  Our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by our Code of Ethics.

Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters

The Company’s Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chairman will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company’s senior management and monitored by the Audit Committee for handling, investigation and final disposition. The Chairman of the Audit Committee will report the status and disposition of all complaints to the Board of Directors.

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INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

Set forth below is certain information with respect to the executive officers of the Company:

Name	Age	Position	Officer Since*

Christopher M. Courtney	55	President and Chief Executive Officer	2008
Richard A. McCarty	46	Senior Executive Vice President, Chief Operating Officer and Secretary	2008
David S. Harvey	64	Executive Vice President, Commercial Banking Group	2008
Michael J. Rodrigues	48	Executive Vice President and Chief Credit Officer	2008
Jeffrey A. Gall	42	Senior Vice President, Chief Financial Officer	2016

* The Company was formed in 2008 as the bank holding company of Oak Valley Community Bank.

Biographical information for our senior executive officers (SEOs) who are not nominees for election is set forth below.

Christopher M. Courtney has been the Bank’s President since August 2004, Chief Executive Officer since July 2013 and a director since January 2007. He has been Oak Valley Bancorp President and Director since May 2008 and Chief Executive Officer since July 2013. Previously, he has served as the Bank’s Chief Credit Officer and Chief Operating Officer since 1999 and 2000, respectively. Mr. Courtney has 29 years of diverse banking experience, joining Oak Valley Community Bank in 1996, as a lender, after working for a major bank, a mid-size bank and a small community bank. He graduated from Wells Fargo Bank Credit Training Program in 1989. Mr. Courtney has a B.S. in Finance and a Masters in Business Administration from California State University, Sacramento. He is also a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Courtney adds banking and operations experience to the Board.

Richard A. McCarty first joined Oak Valley Community Bank in 1996. Mr. McCarty became our Chief Operating Officer in 2017, our Senior Executive Vice President in 2016, our Chief Administrative Officer in 2008 and our Secretary in February 2010. He also served as the Bank’s Executive Vice President and Chief Financial Officer from 2000 to 2015. Mr. McCarty has a B.S. in Finance from California State University, Stanislaus.

David S. Harvey has 37 years of commercial lending experience, joining Oak Valley Community Bank in 2002. Mr. Harvey received his B.S. Degree in Corporate Finance from CSU Northridge and later went on to get his Master’s Degree in Business Administration in Banking and Finance from Golden Gate University in 1984.

Michael J. Rodrigues first joined Oak Valley Community Bank in 1997. He has been the Bank’s Chief Credit Officer since 2006. Mr. Rodrigues has 26 years of diverse banking experience, joining Oak Valley Community Bank in 1997, as a commercial lender.  He has a degree in Business Finance from California Polytechnic State University, San Luis Obispo.  He is also a 2006 graduate of the Pacific Coast Banking School at the University of Washington.

Jeffrey A. Gall joined Oak Valley Community Bank in 2006 after serving as Vice President/Financial Reporting for Western Sierra Bancorp until it was acquired by Umpqua Bank. Mr. Gall served as Vice President/Finance since his arrival at Oak Valley until he was promoted to Senior Vice President/ Chief Financial Officer in January 2016. Mr. Gall has a B.S. in Business Administration from California State University, Sacramento.

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The Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

The Company’s Bylaws currently permit the number of Board members to range from seven (7) to thirteen (13), leaving the Board authority to fix the exact number of directors within that range. The Board has currently fixed the number of directors at twelve (12).

Directors

Biographical information of our current directors who are not executive officers and are not nominees for election is set forth below:

James L. Gilbert, 73, has been a Director of the Bank since 1991 and of Oak Valley Bancorp since 2008.  Mr. Gilbert has lived in Oakdale, California since 1946.  Mr. Gilbert is an owner and executive of A.L. Gilbert Co., a business that has been in Oakdale for over 125 years. Mr. Gilbert has been involved in the feed and seed business as well as retail feed stores and almond farming for approximately 50 years. Mr. Gilbert enhances the connection between the Board and our community.

H. Randolph Holder, 63, has been a director of the Bank and Oak Valley Bancorp since January 2016. Holder is President and CEO of Clarke Broadcasting Corp., which owns and operates KVML, KZSQ, and KKBN, which are Sonora’s local radio stations since 1986. In 2000, he launched the mymotherlode.com website and community portal. Holder resided in Sonora from 1986 to 1999 and currently maintains his businesses and a home in the community. He has been active in community affairs and is past President of the Tuolumne County Chamber of Commerce, the Economic Development Company of Tuolumne County, and a past Director of the Sonora Community Hospital Governing Board. Mr. Holder brings valuable business experience as well as an understanding of the local community.

Michael Q. Jones, 72, has been a director of the Bank since 2004 and of Oak Valley Bancorp since 2008.  Mr. Jones has been a resident of Sonora, California since 1974.  Mr. Jones has served as the Chairman of California Gold Development Corporation since 1974, and has been the owner of the Prudential California Realty in Sonora since 2002. Mr. Jones brings knowledge of the real estate markets to the Board.

Allison Cherry Lafferty, 43, was appointed to the boards of the Bank and Oak Valley Bancorp in October 2017. Ms. Lafferty is President and Managing Shareholder at Kroloff, Belcher, Smart, Perry & Christopherson, a Professional Law Corporation. She has been with the firm since 1999, owner since 2006, and served as Managing Partner since 2014. Ms. Lafferty earned her Juris Doctorate from the University of the Pacific, McGeorge School of Law in Sacramento, With Distinction. She has previously served as a member of the California State Bar Business Law Section, Agribusiness Committee, and currently serves as a board member of the Stockton Arts Commission and Stockton Civic Theatre. Ms. Lafferty is a San Joaquin County resident and brings legal and business transactions expertise to the Board.

Janet S. Pelton, 63, has been a director of the Bank and Oak Valley Bancorp since June 2013. Ms. Pelton, a licensed certified public accountant since 1980, is currently the estate and trust partner and former managing partner from 2003 to 2013, for Atherton & Associates, LLP, a full-service public accounting firm based in Modesto, California and an RSM Alliance firm partner. She has practiced in public accounting for over 30 years, providing income tax and estate tax planning and preparation services to individuals, partnerships and corporations. Ms. Pelton brings tax and accounting expertise to the Board.

Danny L. Titus, 73, has been a director of the Bank since 1992 and of Oak Valley Bancorp since 2008. Mr. Titus has served as the President of Situs Investments, Inc. since 1989 which manages real estate and investments. During the period of from 1979 to 1988, Mr. Titus was the general manager of Steelgard, Inc. which manufactures portable buildings. Mr. Titus brings investment expertise to the Board.

Terrance P. Withrow, 58, was appointed to fill a vacancy on the boards of the Bank and Oak Valley Bancorp in November 2013. Mr. Withrow, a licensed certified public accountant since 1984, is currently Managing Partner of Withrow, Koftinow, Callaway & Baggett, LLP, a full-service public accounting firm based in Modesto, California. Mr. Withrow is a current member of the California Society of CPAs and has served as a Stanislaus County Supervisor for District 3 since 2011. Mr. Withrow is also an almond and grape farmer. Mr. Withrow enhances the connection between the Board and our community along with bringing accounting expertise to the Board.

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Board Leadership Structure

The Board of Directors is committed to maintaining an independent Board, and for many years a majority of the Board has been comprised of independent directors. It has further been the practice of the Company to separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer, presides over meetings of the full Board (including executive sessions) and runs the agenda of such meetings. The Board believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director can best provide the necessary leadership and objectivity required as Chairman of the Board.

Board Authority for Risk Oversight

The Board has ultimate authority and responsibility for overseeing risk management of the Company. The Board monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific reports from executive management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders.

Several Board committees are responsible for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Audit Committee also approves the independent auditor and its annual audit plan. The Audit Committee reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Compensation Committee assesses and monitors risks in the Company’s compensation program. The Loan Committee reviews risks in our lending activities. The Investment Committee periodically assesses the risks of our investment portfolio.

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Director Independence

As of the Record Date of April 25, 2018, each of the persons either serving on the Board or nominated for election as a director, except for Christopher M. Courtney and Thomas J. Haidlen, was “independent” within the meaning of the applicable NASDAQ Stock Market listing’s rules.

Committees of the Board

The Board delegates portions of its responsibilities to committees comprised of Board members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. The Board has six (6) standing committees: the Nominating Committee, the Audit Committee, the Compensation Committee, the Loan Committee, the Investment Committee, and the CRA Committee.

The Compensation, Audit, and Nominating Committee charters are available on our Internet website at www.ovcb.com, under the “About Us” tab, in the “Investor Relations” section, at the link for “Governance Documents.”

Nominating Committee

The Nominating Committee identifies individuals qualified to become Board members and makes recommendations to the full Board of candidates for election to the Board, leads the Board in an annual review of its performance, and recommends director appointments to Board committees. Pursuant to NASDAQ Stock Market’s Rule 5605(e)(2), the Company certifies that it has adopted a formal written charter addressing the nominations process and such related matters as may be required under the federal securities laws. The Company’s Nominating Committee was established in 2010, and the committee charter (the “Charter”) was approved in 2010.   Subject to the standards required by applicable NASDAQ Stock Market listing rules, the Nominating Committee is comprised solely of independent directors of the Board. The Nominating Committee, consisting of ten (10) independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors, and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The Nominating Committee reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The Nominating Committee determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered.  In general, Directors are expected to possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  In addition to the foregoing considerations, the Nominating Committee considers criteria such as strength of character and leadership skills, general business acumen and experience, broad knowledge of the banking industry, number of other board seats, and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the Board.  The Nominating Committee considers these criteria for all candidates regardless of whether a candidate was identified by the Nominating Committee, by shareholders, or by any other source.

The goal of the Nominating Committee is to seek to achieve a balance of knowledge and experience on the Company’s Board.  To this end, the Nominating Committee seeks nominees with the highest professional and personal ethics and values, an understanding of the Company’s business and industry, diversity of business experience, expertise and backgrounds, a high level of education, broad-based business acumen and the ability to think strategically. Although the Nominating Committee does not have a formal policy concerning the consideration of diversity, the composition of the current Board reflects diversity in business and professional experience, skills, and gender.  The Nominating Committee reviews the effectiveness of its charter in achieving the goals of the Nominating Committee as stated therein annually.

The members of the Nominating Committee are Messrs. Barton, Gilbert, Jones, Leonard, Lafferty, Martin, Pelton, Holder, Titus and Withrow.  Mr. Gilbert is the Chairman of the Nominating Committee.  The Nominating Committee met two (2) times in 2017.  The Board has determined that all members of the Nominating Committee are “independent” under the applicable rules and regulations of The NASDAQ Stock Market.

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Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The Audit Committee assists the Board in fulfilling the Board’s responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and risk assessment and risk management. In addition, the Audit Committee reviews and discusses the annual audited financial statements with management and the independent auditors prior to finalizing and filing the Annual Report on Form 10-K with the SEC; reviews and discusses with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002, oversees the internal audit function and the audits directed under its auspices, and establishes policies to ensure all non-audit services provided by the independent auditors are approved prior to work being performed. The Audit Committee also prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the Committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements. The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company to retain, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board of Directors has adopted a written charter for the Audit Committee. Pursuant to NASDAQ Stock Market’s Rule 5605(c)(1), the Company certifies that it has adopted a formal written charter and that the audit committee will review and assess the adequacy of the written charter on an annual basis.

The Company certifies that it has, and will continue to have, an audit committee consisting of at least three members. The members of the Audit Committee are Messrs. Gilbert, Leonard, Pelton, Titus and Withrow. Ms. Pelton is the Chair of the Audit Committee. The Audit Committee held eight (8) meetings during fiscal 2017. The Audit Committee consists solely of independent members as defined in The NASDAQ Stock Market listing rules and Section 10A of the Securities Exchange Act of 1934.

The Board of Directors has determined that Mr. Withrow and Ms. Pelton, have: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Therefore, the Board has determined that Mr. Withrow and Ms. Pelton, meets the definition of “audit committee financial expert” under the applicable rules and regulations of the SEC and are “financially sophisticated” as defined by the applicable rules and regulations of The NASDAQ Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933, as amended. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of The NASDAQ Stock Market Rules and Rule 10A-3(b)(1) promulgated under the Exchange Act.

The Audit Committee Report for 2017 appears on page 39 of this Proxy Statement.

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Compensation Committee

The Compensation Committee establishes our compensation policy, determines the compensation paid to our executive officers and non-employee directors, recommends executive incentive compensation plans and equity-based plans and approves other compensation plans and retirement plans, and performs the various reviews required by the regulations enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Compensation Committee approves corporate goals related to the compensation of the executive officers, evaluates the executive officers’ performance and compensates the executive officers based on this evaluation. Messrs. Barton, Gilbert, Jones, Lafferty, Leonard, Martin, Pelton, Holder, Titus and Withrow are members of the Compensation Committee. Mr. Leonard is the Chairman of the Compensation Committee. The Compensation Committee held six (6) meetings during fiscal 2017. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 5605(d)(2) of The NASDAQ Stock Market Rules, and the Compensation Committee consists solely of “independent directors” as defined in The NASDAQ Stock Market listing rules and Section 10C of the Securities Exchange Act of 1934. Pursuant to The NASDAQ Stock Market's Rule 5605(d)(1), the Company certifies that it has adopted a formal written charter and that the compensation committee will review and assess the adequacy of the formal written charter on an annual basis.

Loan Committee

 The Loan Committee monitors the activities of our lending function utilizing information presented to it by management at regular meetings of the committee. This includes, but is not limited to, the review of trends in outstanding credit relationships, key quality measures, significant borrowing relationships, large problem loans, industry concentrations, all significant lending policies, and the adequacy of the allowance for loan losses. The Loan Committee also reviews lending-related reports from regulators, auditors, and internal personnel.

Each member of the Board of Directors serves on the Loan Committee, and Mr. Leonard is the Chairman of the Loan Committee. The Loan Committee held twenty-four (24) meetings during fiscal 2017.

Investment Committee

The Investment Committee reviews, identifies and classifies our assets based on credit risk, in accordance with regulatory guidelines. The Committee is also responsible for reviewing asset valuation and classification policies, as well as developing and monitoring asset disposition. In addition, the Committee reviews and monitors the Company’s investment portfolio, liquidity position and the risk of our interest-earning assets in comparison to its interest-bearing liabilities.

Messrs. Barton, Courtney, Holder, Jones, Leonard, Martin, Pelton and Titus serve on the Investment Committee, and Mr. Leonard is the Chairman of the Investment Committee. The Investment Committee held four (4) meetings during fiscal 2017.

CRA Committee

The CRA Committee is responsible for oversight of our performance under the requirements of the Federal Community Reinvestment Act of 1977 and similar state law requirements. Messrs. Barton, Courtney, Gilbert, Jones, Haidlen, Martin, Titus and Withrow serve on the CRA Committee, and Mr. Titus is the Chairman of the CRA Committee. The CRA Committee held three (3) meetings during fiscal 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors to file reports of ownership and changes of ownership with the SEC.  Our officers and directors are required to furnish us with copies of all Section 16(a) forms so filed.  As a matter of practice, our administrative staff assists our executive officers and Directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.  Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended December 31, 2017 all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners, if any, were complied with, except as otherwise disclosed in the Annual Report on Form 10-K that we filed with the SEC on March 15, 2018.

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Certain Relationship and Related Transactions

Some of our Directors and the companies with which they are associated are our customers, and we expect to have banking transactions with them in the future. All loans and commitments to lend were made in the ordinary course of our business and were in compliance with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness. These transactions do not involve credits which are different than extended to non-Board customers more than a normal risk of collectability or present other unfavorable features. We have a strong policy regarding review of the adequacy and fairness of Bank loans to directors and officers. Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a company from extending credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to one of its officers or directors. There are several exceptions to this general prohibition, including loans made by an FDIC insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers comply with the Federal Reserve Act and the Federal Reserve Board’s Regulation O and, therefore, are excepted from the prohibitions of Section 402.

All loans to Directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 1360, et seq. and by the Financial Institutions Regulatory and Interest Rate Control Act of 1978.

From time to time, some of the Company’s Directors, directly or through affiliates, may perform services for the Bank. These activities are performed in the ordinary course of the Bank’s business and are subject to strict compliance with the policies outlined below. In 2017, the Company paid $131,000 to Design Studio 120, a company affiliated with Mr. Haidlen’s daughter, for renovation and design work performed in connection with new branches in Sonora and Turlock that are scheduled to open in 2018. Except for such payments, no other material services or activities were performed for purposes of Item 404(a) of Regulation S-K under the Exchange Act.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors is committed to the highest levels of honesty and integrity and, as such, takes related party transactions very seriously and adheres to very strict policies and procedures that exceed typical practices of other boards of directors to handle “related party transaction” issues.

A “related party transaction” is a transaction in an amount exceeding $120,000 between the Company or the Bank and any “related person,” including any transaction requiring disclosure under Item 404 of Regulation S-K. Generally, a “related person” is (i) any person who is, or was at any time since the beginning of the Company’s last fiscal year, a director or executive officer of the Company or the Bank or a nominee to become a director of the Company or the Bank; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member (i.e., any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law), and any person (other than a tenant or employee) sharing the household, of any of the persons described in (i) or (ii); and (iv) any firm, corporation or other entity in which any of the persons described in (i), (ii) or (iii) is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The general policy of the Board of Directors is that each Director and prospective director must disclose any “related party transaction” to the Board before such transaction may occur and, furthermore, that such transaction may thereafter be consummated if and only if (i) a majority of “non-interested” directors approves such transaction, and (ii) such transaction is on terms comparable to those that would be obtained in arm length dealings with an unrelated third party. A “non-interested” director is a director who is not directly or indirectly involved in the “related party transaction.” A director is deemed to be not directly involved if the director is not involved in the transaction, and a director is deemed to be not indirectly involved if the transaction does not involve any of the director’s immediate family members or any firm, corporation or other entity of which the director is an employee, partner, principal or in a similar position or a 10% or greater beneficial owner.

In making its decision on whether or not to approve a transaction, the Board also considers the benefits the Company or the Bank would receive in the transaction; the impact the transaction would have on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to our employees generally.

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In addition, the Board has stated that it is the responsibility of each director and prospective director to disclose to the Board any relationship that may not necessarily involve a “related party transaction” but that could impair his or her independence or pose any conflict of interest with the Company or the Bank, including (i) affiliations of a director or prospective director; (ii) affiliations of an immediate family member (i.e., child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or anyone other person, other than a domestic employee, who shares a director or prospective director’s home; and (iii) affiliations of a director or prospective director with the Company or Bank (a) customer, supplier, distributor, dealer, reseller or other channel partner, (b) lender, outside legal counsel, investment banker or consultant, (c) significant shareholder, (d) charitable or not-for-profit institution that has received or receives donations from the Company or the Bank, or (e) competitor or other person having an interest adverse to us.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring the compensation structure, policies and programs of the Company. The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2017, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

The Compensation Committee is responsible for assessing and approving the total compensation structure paid to the Chief Executive Officer and the other executive officers, including the named executive officers. Thus, the Compensation Committee is responsible for determining whether the compensation paid to each of these executive officers is fair, reasonable and competitive, and whether it serves the interests of the Company’s shareholders.

This Compensation Discussion and Analysis identifies the Company’s current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the named executive officers.

Overview

2017 was another record year of profitability for the company, driven by solid loan growth and strong core financial performance. Our core financial performance improved year over year as we continued to increase profitability and our performance exceeded that of many peer institutions. Our stock price increased during 2017, reflecting our performance and value as a company. Nevertheless, given the difficulty in assessing the timing and pace of the economic recovery cycle, the Company continues to manage executive compensation conservatively.

The objectives of the Company’s executive compensation program are to align a portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders.  The Compensation Committee continues to review our compensation program to seek to achieve shareholder value and continue to motivate and retain our senior management.

The Company considered the shareholder vote approving the Company’s executive compensation for 2016 in making its proposal for 2018.

Overview of Compensation Philosophy

Our executive compensation policy is to provide the Company’s executive officers with compensation opportunities which are based upon their personal performance, the annual and long-term performance of the Company, the interests of the Company’s shareholders and their contribution to that performance, while maintaining a level of compensation that is competitive enough to attract and retain highly skilled individuals.

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of each executive with those of the Company’s shareholders. The Compensation Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short-term and long-term strategic objectives. Over the years, we have been very successful in retaining a strong core group of executive officers, and we have been providing growth and value for our shareholders. For this reason, an important objective of the Compensation Committee is to ensure that the compensation of our named executive officers is comparable to that of similar positions at other financial institutions that are similar to us in terms of size and geographic service area, so that we can continue to attract and retain executives and achieve our strategic objectives.

Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of annual financial, strategic and operational objectives in addition to individual contributions to these objectives, and (iii) long-term stock-based incentive awards designed to strengthen the mutual interest of the Company’s executive officers and its shareholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price rather than base salary.

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Stock awards, such as stock options and/or restricted stock, are available to reward the long-term efforts of management and to retain management. Equity awards can also increase our management team’s ownership stake in the Company, further aligning the interests of the executives with those of our shareholders. We also consider other forms of executive pay, including salary continuation benefits, as a means to attract and retain our executive officers, including the named executive officers.

The Company and the Compensation Committee believe our compensation philosophy, policies and objectives outlined within this Compensation Discussion and Analysis are appropriately designed to allow us to effectively compensate our employees both during times of positive performance and in times of weak performance.

Compensation Program Objectives and Rewards

The Company’s compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our mission and adhere to the Company values.

The programs’ objectives are to foster our position as a leading community bank in our service areas; attract, engage and retain a qualified workforce; maintain an effective administrative structure in line with our growth and performance; and incentivize our employees to reach our business objectives.

The guiding principles behind our programs are to promote and maintain a high performance banking organization; continue to invest in our administration and operations; remain competitive in our marketplace for talent; and balance our compensation costs with our desire to provide value to our employees and shareholders.

We measure the success of our programs by our overall business performance and employee engagement; our ability to attract and retain key talent; our costs and business risks and return; and our ability to accommodate further growth in our organization using the existing administrative infrastructure.

All compensation and benefits for our named executive officers reflect, as their primary purpose, our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to execute the programs’ objectives outlined above and to enable us to maintain and create shareholder value in a highly competitive marketplace.

Accordingly, each component of our compensation and benefits has a specific purpose designed to reward different behaviors:

●     Base salary and benefits are designed to reward core competence in the executive role relative to skills, position and contributions to the Company, and to provide fixed cash compensation with merit increases competitive with the market place.

●     Annual incentive variable cash awards are designed to focus employees on annual financial objectives derived from the business plan that lead to long-term success; provide annual variable performance-based cash awards to reward and motivate achievement of critical annual performance metrics selected by the Compensation Committee; and foster a pay-for-performance culture that aligns our compensation programs with our overall business strategy.

●     Equity-based compensation awards when granted link compensation rewards to the creation of shareholder wealth; promote teamwork by tying compensation significantly to the value of our common stock; attract the next generation of management by providing significant capital accumulation opportunities; and retain executives by providing a long-term-oriented program pursuant to which value can be achieved only by remaining with and performing with the Company.

●     A supplemental executive retirement program facilitates our ability to attract and retain executives as we compete for talented employees in a marketplace where similar programs and plans are commonly offered.

We believe this combination of compensation and benefits provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

When considering all factors, total compensation is generally targeted at the median of our Compensation Peer Group, which consists of bank holding companies of community banks having deposit bases and geographical service areas similar to ours. We target that level in order to retain and motivate talented individuals who can help us implement our objectives discussed above.

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Role of Compensation Committee in Determining Compensation

The Compensation Committee has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives, including the named executive officers. The Compensation Committee is also responsible for reviewing and submitting to the Board of Directors recommendations concerning director compensation. When making individual compensation decisions regarding a named executive officer, the Compensation Committee takes many factors into account, including the executive’s experience, responsibilities, management abilities and job performance, the overall performance of the Company, current market conditions and competitive pay for similar positions at comparable companies. In addition, the Compensation Committee reviews the relationship of various positions between departments, the affordability of desired pay levels, and the importance of each position within the Company. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

 Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee. Our Chief Executive Officer attends those portions of the Compensation Committee meetings relating to the compensation of the other executive officers. Decisions relating to the Chief Executive Officer’s pay are made by the Compensation Committee, without management present. The Compensation Committee reports its activities to our Board of Directors.

The Compensation Committee relies on the input and recommendations of our Chief Executive Officer when evaluating these factors relative to the compensation of other executive officers. Because the Chief Executive Officer works closely with and supervises our executive team, the Compensation Committee believes that the Chief Executive Officer provides valuable insight in evaluating their performance. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for the compensation of the other executives, including salary adjustments, incentive bonuses, annual equity grants, and equity grants awarded in conjunction with promotions. The Chief Executive Officer also provides the Compensation Committee with additional information regarding the effect, if any, of market competition and changes in business strategy or priorities. The Compensation Committee discusses our Chief Executive Officer’s recommendations and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

The Company Compensation Program

Market Positioning and Pay Benchmarking

The Compensation Committee considers the median compensation values of Northern California-based financial institutions that are similar in size to us in determining the compensation of the Chief Executive Officer and the other named executive officers. The data that the Compensation Committee considers are derived from reports from the California Bankers Association and from the California Department of Business Oversight. These comparative survey data are used to benchmark executive compensation levels against banks that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. For example, in 2016 our Compensation Committee reviewed the California Bankers Association report, which includes approximately 29 California banks, each having assets between $500 million and $2 billion with average assets of about $994 million. In 2017, our Compensation Committee engaged the services of a professional consulting firm to conduct a thorough review of our executive compensation for fairness as compared to peer banks with similar size, structure, and responsibilities. With such information, the Compensation Committee reviews and analyzes compensation for each executive and makes adjustments as appropriate. The actual positioning of each named executive officer’s compensation is dependent on considerations of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility (including risk management and corporate strategic initiatives), and the individual’s success in promoting our core values and demonstrating leadership. We do not use any paid compensation consultants.

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Pay Mix

We do not allocate between cash and non-cash compensation or short-term versus long-term compensation based on specific percentages. Instead, we believe that the compensation package for our executives should be generally in line with the prevailing market, consistent with each executive’s level of impact and responsibility.

Chief Executive Officer Compensation

Each year, the Compensation Committee meets with the other independent directors on our Board of Directors in an executive session to evaluate the performance of the Chief Executive Officer. In 2017, the Compensation Committee considered management’s continuing achievement of its short- and long-term goals versus its strategic objectives as well as financial targets. Emphasis was placed on performance factors of the Company’s business units and on personal performance goals established annually by the Compensation Committee.

The Compensation Committee determined that the Chief Executive Officer’s base salary in 2017 was aligned with the Company’s compensation philosophy and is aligned with a comparable median salary of peer institutions.

Components of Executive Officer Compensation

Base Salaries

In accordance with our compensation objectives, salaries are set and administered to reflect the value of the position in the marketplace, the career experience of the individual, and the contribution and performance of the individual. None of the named executive officers has an employment agreement with the Company. The base salary of each named executive officer is determined annually by the Compensation Committee, in accordance with the Compensation Committee’s evaluation of the Company’s overall compensation programs and policies.

Base salaries for our executive officers are based on the scope of their responsibilities as well as review of competitive compensation data from peer institutions. For 2017, the Compensation Committee considered the pay practices of such institutions and data from published compensation surveys discussed above. In evaluation of the base salaries for the named executive officers, the Compensation Committee also considers the minimum, mid-range and maximum salaries paid to similarly situated positions at other comparable companies of our size in our geographic and market areas, as well as the performance levels of the named executive officer.

Base salary drives the formula used to determine any year-end bonus payable to executive officers.

Bonuses

Traditionally, our annual incentive compensation for named executive officers has been established by the Compensation Committee upon consideration of many factors, including, but not only limited to, the executives’ performance as compared against performance objectives. Our bonuses to executive officers would normally accrue quarterly and be payable in the quarter immediately after the accrual.

The accrual of bonuses is typically calculated as a percent of salary. Such incentive levels are designed to provide for the achievement of threshold, target and maximum performance objectives.  The financial metrics, performance objectives, and the formula for computing the performance bonus are established by the Compensation Committee early in each fiscal year.

The bonus award opportunities are derived in part from comparative data and in part by the Compensation Committee’s judgment on internal equity of the positions, their relative value to the Company and the desire to maintain a consistent annual incentive target for the Chief Executive Officer and the other named executive officers.

~ 23 ~

The bonus payouts for executives are targeted at when we reach our target annual financial performance. If we reach, but do not exceed, the financial plan for any given year, the incentive payout, given current salary levels, should be in line with median comparative data.

The current incentive levels assigned as a percentage of base salary are as follows:

	As a percent of base salary
Position	Threshold	Target

Christopher M. Courtney Chief Executive Officer and President	15%	44%

Richard A. McCarty Senior Executive Vice President, Chief Operating Officer and Secretary	15%	44%

David S. Harvey Executive Vice President/ Commercial Lending	15%	36%

Michael J. Rodrigues Executive Vice President/Chief Credit Officer	15%	36%

Jeffrey A. Gall Senior Vice President/ Chief Financial Officer	11%	27%

Management recommends and the Compensation Committee reviews and approves the financial metrics that must be met each year in order for awards to be paid. These financial metrics are weighted and are intended to motivate and reward eligible executives to strive for continued financial improvement of the Company, consistent with performance-based compensation and increasing shareholder value. The Compensation Committee typically identifies from three to five financial metrics which may be revised from year to year to reflect current business situations.

The financial metrics selected for 2017 related to three base categories: profitability, growth and risk management. Within each category, the Compensation Committee analyzed specific financial metrics. The Compensation Committee believes return on assets and earnings per share to be valid measurements in assessing how the Company is performing from a profitability standpoint. Earnings per share reflect shareholder returns over the long term. Earnings per share are an accepted measure of growth and efficient use of capital. In addition, the Compensation Committee concluded that management’s compensation should continue to weigh core deposit growth, since the strength of a Company’s core deposit base is an indication of the Company’s success in customer retention, reduction in interest rate sensitivity and liquidity stabilization.  Finally, the Compensation Committee believes that asset quality measures and audit results are effective measures to monitor the Company’s progress in improving its credit quality.

The Compensation Committee determines the weighting of financial metrics each year based upon recommendations from the senior management. For 2017, the Compensation Committee weighted the financial metrics as follow:

Category	Percentage Weight

Profitability	70%
Growth	10%
Risk-Management	20%

~ 24 ~

Each year, performance objectives are generally identified through our annual financial planning and budget process. Senior management develops a financial plan, and the financial plan is reviewed and approved by the Board of Directors. The Compensation Committee receives recommendations from senior management for financial performance objective ranges. The “target” level equated to the approved financial plan. The “threshold” performance level was set below the target level. In making the determination of the threshold and target levels, the Compensation Committee considered specific circumstances anticipated to be encountered by the Company during the coming year. Generally, the Compensation Committee sets the threshold and target levels such that the relative difficulty of achieving the target level is consistent from year to year. The Compensation Committee believes that targets have been and remain sufficiently challenging given the economic climate and the level of growth and improvement in the various financial metrics that would have to occur to meet the various performance objectives.

Our performance is assessed relative to performance objectives for return on assets, earnings per share, core deposit growth, loan growth and nonperforming assets to equity. These performance objectives are shown below:

Financial Metrics	Threshold	Target

Return on Assets	0.75%	1%

Earnings per Share	$1.00	$1.125

Core Deposit Growth	3%	6%

Loan Growth	3%	6%

Nonperforming Assets to Equity	<7%	<4.5%

Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company for each financial metric comparing the actual fiscal year results to the pre-determined performance objectives for each financial metric calculated with reference to the pre-determined weight accorded the financial metric and an overall percentage amount for the award is calculated. In addition, the Compensation Committee has discretionary authority to include qualitative subjective measures which may increase or decrease an award up or down by an additional 15% of base salary. The positive discretion may be utilized to address completion of special projects, department initiatives, or favorable achievements reflected in regulatory exam results. The Compensation Committee may also use its discretion in adjusting financial metrics and performance objectives for unexpected economic conditions, changes in the business of the Company, or one-time nonrecurring charges related to capital activities.

In 2017, all thresholds were met and bonuses were paid, as disclosed on the Executive Compensation table on page 29.

Equity-Based Compensation

The Compensation Committee approves all awards under the 2008 Stock Plan and acts as the administrator of the 2008 Stock Plan. The Compensation Committee is responsible for determining equity grants to all staff members, including named executive officers, and in doing so considers past grants, corporate and individual performance, and recommendations of our Chief Executive Officer for staff members other than himself. In 2017, the Compensation Committee did not make any grants of equity to our named executive officers.

Additional information on long-term awards for executive officers is shown on pages 30 and 31 of this proxy statement.

401(k) Plan

The Company maintains a plan that complies with the provisions of Section 401(k) of the Internal Revenue Code. Substantially all our employees are eligible to participate in this plan, and eligibility for participation commences upon hiring. The Company’s executive officers are eligible to participate in this program, subject to any applicable tax laws.  The Company contributes a percentage matching contribution to the same degree as all other employees. The matching contribution is 75% on all deferred amounts up to IRS limits.

~ 25 ~

Health and Welfare Benefits

The Company offers health and welfare programs to all eligible employees. The programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. The named executive officers received up to $21,600 each in 2017 for health and welfare benefits.

Salary Continuation Agreements

On August 21, 2001, the Board of Directors of the Company approved salary continuation agreements (“Continuation Agreements”) between the Bank and Messrs. Courtney and McCarty.  Under the original Continuation Agreements, Messrs. Courtney and McCarty were entitled to receive maximum annual payments of $85,000 and $65,000, respectively, for a period of 20 years following their retirement at the age of 62 (the “Normal Retirement Age”). These plans were subsequently revised with shorter benefit payment periods to fifteen years. As a result, Mr. Courtney will receive $104,000 annually for fifteen years and Mr. McCarty will receive 80,000 annually over fifteen years. In the event of disability while employed with us prior to the Normal Retirement Age, each Executive will receive a benefit equal to the retirement liability balance accrued by us at the time of disability.  In the event of early termination, the Executive will receive a vested portion of his retirement liability balance accrued by the Company at the time of such early retirement.  The benefit is fully vested. In the event the Executive dies prior to termination of the Continuation Agreement, the beneficiary of such Executive will receive from the Company a lump sum death benefit amount.

In February 2008, we entered into an additional Continuation Agreement in the same form also for Ronald C. Martin.  Under the Continuation Agreement, Mr. Martin is entitled to receive maximum annual payment of $48,000 for a period of 10 years following his retirement at the age of 67 or upon a change in control, as defined in the Agreement. The benefit is fully vested.  In the event Mr. Martin dies prior to termination of the Agreement, the beneficiary of Mr. Martin will receive from us a lump sum death benefit amount.

In February 2008, we entered into Continuation Agreements in the same form also for David S. Harvey, Michael J. Rodrigues and Wendy A. Burth.  Under each Continuation Agreement, each individual was originally entitled to receive maximum annual payment of $50,000 for a period of 20 years following his or her retirement at the age of 62, except for Mr. Harvey who has a retirement age of 65, or upon a change in control, as defined in the Agreement.  In the event of disability while employed with us prior to the age of 62, the Executive will receive a benefit equal to the retirement liability balance accrued by the Bank at the time of disability.  In the event of early termination, the Executive will receive the vested portion of his or her retirement liability balance that has accrued at the time of such early retirement. The agreements for Mr. Rodrigues and Ms. Burth were subsequently revised with a shorter benefit payment period to fifteen years. As a result, Mr. Rodrigues will receive $61,125 annually for fifteen years.  In the event the Executive dies prior to termination of the Agreement, the beneficiary of such Executive would have received from us a lump sum death benefit amount. Ms. Burth’s employment terminated in February 2017 and, as a result, her Continuation Agreement terminated.

In September 2016, we entered into an additional Continuation Agreement in the same form also for Mr. Jeffrey A. Gall. The Continuation Agreement defines the maximum annual payments Mr. Gall is entitled to receive following his retirement at the age of 62 or upon a change in control, as defined in the Agreement. Mr. Gall will receive $61,125 annually for fifteen years following retirement. In the event of disability while employed with us prior to the age of 62, Mr. Gall will receive a benefit equal to the retirement liability balance accrued by the Bank at the time of disability.  In the event of early termination, Mr. Gall will receive the vested portion of his or her retirement liability balance that has accrued at the time of such early retirement.  The vesting schedule is 20% per year of service beginning with the sixth year of service.  In the event Mr. Gall dies prior to termination of the Agreement, his beneficiary will receive from us a lump sum death benefit amount.

The Continuation Agreements also provide that, in lieu of any other benefit under such agreements, the Company will pay the executives any benefit under the agreement to the extent the benefit would not create an excise tax under the excess parachute rules of Section 280G of the 1986 Internal Revenue Code, and to extent possible, such benefit payment shall be reduced to allow payment within the fullest extent permissible under applicable law.

If an Executive under the Salary Continuation Agreement is terminated for cause, we will not pay any benefits under such Salary Continuation Agreement.  For this purpose, the term “cause” means an Executive’s gross negligence or gross neglect of duties, fraud, disloyalty, dishonesty or willful violation of law or significant bank policies in connection with the Executive’s service that results in an adverse effect on the Company.

~ 26 ~

Since 2001, we have purchased insurance policies on the lives of individuals that at the time of such purchase held executive roles, as follows:

Executive officer	Date policy purchased	Net Employee Death Benefit

Christopher M. Courtney	December 2001	$880,000

Richard A. McCarty	December 2001	$675,000

David S. Harvey	January 2003	$250,000

Michael J. Rodrigues	December 2001	$250,000
	January 2008	$525,000

Wendy A. Burth*	January 2008	$0

Ronald C. Martin	December 2001	$580,000
	January 2008	$350,000

Jeffrey A. Gall	October 2010	$50,000
	September 2016	$200,000

*Ms. Burth’s death benefit would have been $525,000, but her employment terminated in February 2017.

Under our Split-Dollar Agreements and Split-Dollar Policy endorsements, the policy interests are divided between us and such individual. We are entitled to any insurance policy death benefits remaining after payment to the individual’s beneficiary.

Compensation Committee Interlocks and Insider Participation

No member of this committee was at any time during 2017 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during 2017.Our Compensation Committee is comprised of Messrs. Barton, Withrow, Gilbert, Jones, Lafferty, Leonard, Holder, Titus, and Ms. Pelton, all of whom are independent directors.

Prohibition on Speculation in Company Stock

Our stock trading guidelines prohibit executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, and hedging or any other type of derivative arrangement that has a similar economic effect.

Tax Considerations

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, limits the allowable tax deduction for compensation paid or accrued with respect to certain executive officers of a publicly held corporation to no more than $1 million per year. The Company’s executives generally do not have compensation arrangements that would exceed $1 million per year.

~ 27 ~

In light of Section 162(m), it is the policy of the Compensation Committee to modify, where necessary, our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers when and if the $1 million threshold becomes an issue. At the same time, the Compensation Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances, the Compensation Committee’s use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Compensation Committee, compensation might not be fully deductible.

Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, among other things, limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A but does not meet the requirements that exempt such amounts from taxation under Section 409A, the recipient is subject to (i) income tax at the time the payment or award ceases to be subject to a substantial risk of forfeiture, (ii) an additional 20% tax at that time, and (iii) an additional tax equal to the amount of interest (at the underpayment rate of the Internal Revenue Code plus one percentage point) on the underpayment that would have accrued had the award been includable in the recipient’s income when first deferred, or if later, when the award ceases to be subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended to not constitute “deferred compensation” for purposes of Section 409A (and therefore will be exempt from application of Section 409A) or, if they constitute “deferred compensation,” are intended to comply with the statutory provisions of Section 409A and final regulations issued with respect thereto.

Accounting Considerations

Accounting considerations play an important role in the design of our executive compensation program. Accounting rules require us to expense the fair value of restricted stock awards and the estimated fair value of our stock option grants, which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense when determining the amount of equity compensation to award.

Effect of Shareholder Advisory Vote

In 2016, in a non-binding advisory vote, the Company’s shareholders approved the Company’s compensation plan for its Chief Executive Officer, Chief Financial Officer, and other named executive officers. In evaluating our executive compensation program in 2017, the Compensation Committee was mindful of the support our stockholders expressed for our compensation practices. As a result, the Compensation Committee retained its general approach to executive compensation and continued to apply the same general principles and objectives in determining executive compensation in 2017.

~ 28 ~

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers for services rendered in all capacities to us for the fiscal years ended December 31, 2015, 2016 and 2017 in their respective executive officer capacities with the Company and the Bank:

Summary Compensation Table

						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)(1)	(i)(2)	(j)
Christopher M. Courtney	2015	$310,000	$103,070				$54,919	$46,590	$514,580
CEO and President	2016	$319,300	$104,942				$91,077	$50,539	$565,858
	2017	$335,265	$142,599				$107,337	$41,505	$626,706

Richard A. McCarty	2015	$215,000	$73,260				$42,507	$25,430	$356,197
Senior Executive Vice	2016	$221,450	$72,784				$70,490	$30,371	$395,095
President, Chief Operating Officer and Secretary	2017	$232,523	$98,899				$83,285	$33,217	$447,924

David S. Harvey	2015	$178,500	$50,567				$62,237	$33,794	$326,098
Executive Vice President/	2016	$183,855	$49,441				$94,087	$38,137	$365,520
Commercial Lending	2017	$189,371	$66,320				$101,821	$40,171	$397,683

Michael J. Rodrigues	2015	$183,750	$52,054				$14,383	$32,035	$282,222
Executive Vice President/	2016	$189,263	$50,894				$21,157	$37,953	$299,267
Chief Credit Officer	2017	$198,726	$69,156				$23,007	$35,314	$326,203

Jeffrey A. Gall	2015	$128,500	$18,850				$0	$19,863	$167,213
Senior Vice President/	2016	$138,000	$22,700				$6,554	$24,550	$191,805
Chief Financial Officer	2017	$150,075	$35,650				$13,881	$27,656	$227,262

(1)  The Company did not adopt or award any new pension or retirement benefits to the named executive officers in 2017, but did award certain retirement benefits in 2016 as described in the “Salary Continuation Agreements” section above. The amounts shown in column (h) for 2017 represent the executive salary continuation plan accrual from December 31, 2016 to December 31, 2017. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2018.

(2) The amounts shown in column (i) in 2017 include the following for each named executive:

	Common
	Stock
	Dividends	Economic
	Paid on	Value of Death	401(k) Plan		Employee Stock
	Unvested	Benefit of Life	Company	Other	Ownership
	Restricted	Insurance for	Matching	Insurance	Plan Company			Auto
	Stock	Beneficiaries	Contributions	Benefit	Contributions	Vacation	Severance	Compensation
Christopher M. Courtney	—	$968	$18,000	$—	—	$14,737	$—	$7,800
Richard A. McCarty	—	$419	$13,500	$—	—	$11,498	$—	$7,800
David S. Harvey	—	$1,545	$17,262	$—	—	$16,264	$—	$5,100
Michael J. Rodrigues	—	$699	$13,500	$—	—	$16,015	$—	$5,100
Jeffrey A. Gall	—	$33	$13,500	$—	—	$9,023	$—	$5,100

~ 29 ~

The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company-owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under the sections of this Proxy Statement titled, “Salary Continuation Agreements”.

CEO Pay Ratio

The annual total compensation of Christopher M. Courtney, our Chief Executive Officer, was $626,706 in fiscal 2017, as reflected in the Summary Compensation Table above. On a cash compensation basis, which excludes nonqualified deferred compensation earnings of $107,337, economic value of death benefit of life insurance for beneficiaries of $968 and 401(k) plan company matching contributions of $18,000, Mr. Courtney’s total cash compensation was $500,401 in fiscal 2017. Based on reasonable estimates, the median annual total cash compensation of all employees of the Company and its subsidiaries, excluding our Chief Executive Officer, was $48,255 for fiscal 2017. Accordingly, for fiscal 2017, the ratio of the total cash compensation of our Chief Executive Officer to the median of the annual total compensation of all of our other employees was 10.4 to 1. We identified our median employee based on all taxable wages earned in fiscal 2017 by each individual who was employed by the company on December 31, 2017. In our analysis, we annualized the compensation of any permanent employees that were not employed by the Company for all of 2017, and we did not exclude any individuals that were employed by the Company on December 31, 2017.

Grants of Plan-Based Awards

Grants of Plan-Based Awards—Fiscal 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (1)	Maximum (#)	Stock or Units (#)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards ($)
Christopher M. Courtney		$50,290	$147,517	$167,633	—	—	—	—	—	—	—

Richard A. McCarty		$34,878	$102,310	$116,261	—	—	—	—	—	—	—

David S. Harvey		$28,406	$68,174	$75,748	—	—	—	—	—	—	—

Michael J. Rodrigues		$29,809	$71,541	$79,490	—	—	—	—	—	—	—

Jeffrey A. Gall		$16,508	$40,520	$52,526	—	—	—	—	—	—	—

(1)  Reflects threshold, target and maximum cash bonus payments payable to each named executive.

Outstanding Equity Awards at Year End

As of December 31, 2017, the Company’s named executive officers held no outstanding equity awards in the form of unexercised stock option shares of the Company’s common stock and no shares of unvested restricted common stock of the Company.

~ 30 ~

Option Exercises and Vested Stock Awards

The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2017, for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares Acquired	Value Realized	Shares Acquired	Realized on
	on Exercise	upon Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
Christopher M. Courtney	—	$—	3,000	$43,620

Richard A. McCarty	—	$—	2,625	$38,168

David S. Harvey	—	$—	2,250	$32,175

Michael J. Rodrigues	—	$—	2,250	$32,175

Jeffrey A. Gall	—	$—	1,125	$16,358

Funding of Salary Continuation Agreements Through Split-dollar Life Insurance Policies

Company-owned split-dollar life insurance policies support the Company’s obligations under each Salary Continuation Agreement. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant’s designated beneficiaries may receive up to 100% of the net-at-risk insurance (which means amount of the death benefit in excess of the cash value of the policy).

The following table shows the present value of the accumulated benefit payable to each of the named executive officers, including the number of service years credited to each named executive officer under the salary continuation agreements:

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)

Christopher M. Courtney	Salary Continuation Agreement	16	$783,755	$0

Richard A. McCarty	Salary Continuation Agreement	16	$597,594	$0

David S. Harvey	Salary Continuation Agreement	9	$558,241	$0

Michael J. Rodrigues	Salary Continuation Agreement	9	$126,576	$0

Jeffrey A. Gall	Salary Continuation Agreement	1	$20,435	$0

(1) The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2018.

~ 31 ~

(2) The following vesting percentages apply to the named executive officers:

End of the year prior to termination	Christopher M. Courtney	Richard A. McCarty	David S. Harvey	Michael J. Rodrigues	Jeffrey A. Gall
12/31/2018	100%	100%	100%	100%	0%
12/31/2019	100%	100%	100%	100%	0%
12/31/2020	100%	100%	100%	100%	0%
12/31/2021	100%	100%	100%	100%	0%

Potential Payments Upon Change of Control

The Company does not have any agreement or other arrangement with any of our named executive officers in the event of a change of control involving the Company or a qualifying termination, other than the salary continuation agreements discussed on page 26 above. The table below sets forth the amounts that the named executive officers would derive in the event of (a) the retirement of the named executive officer, (b) early termination of the named executive officer or (c) the change in control of the Company, that in each case hypothetically occurred on December 31, 2017.

Name	Retirement	Early Termination	Change in Control
Christopher M. Courtney	$1,560,000	$783,755	$1,560,000

Richard A. McCarty	$1,200,000	$597,594	$1,200,000

David S. Harvey	$1,000,000	$558,241	$1,000,000

Michael J. Rodrigues	$916,875	$126,576	$916,875

Jeffrey A. Gall	$916,875	$0	$916,875

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid to these directors in 2017.

Overview

Our director compensation is designed to attract and retain qualified, independent directors to represent our shareholders on the Board and act in their best interests.  The Compensation Committee, which consists solely of independent directors, has primary responsibility for reviewing and recommending any changes to our director compensation program.  All recommended compensation changes required approval or ratification by the full Board of Directors.  Compensation for the members of our Board is reviewed periodically by the Compensation Committee.

Our Board of Directors includes one Company officer: Mr. Christopher M. Courtney, who serves as the President and Chief Executive Officer of the Company.  As a senior executive officer, information regarding the compensation of Mr. Courtney can be found in the “Executive Compensation Discussion and Analysis” and the executive compensation disclosure tables provided within this Proxy Statement.

~ 32 ~

Director Fees

In 2017, non-employee Directors received a cash retainer in the amount of $3,000 per month. Directors who are employees do not receive any compensation for service as director.

The following table provides compensation information for the year ended December 31, 2017 for each non-employee Director of the Company at that time.

Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)(1)	(g) (2)	(h)
Donald L. Barton	$36,000	$—	$—	$—	$4,003	$334	$40,337
James L. Gilbert	$36,000	$—	$—	$—	$—	$501	$36,501
Thomas A. Haidlen	$36,000	$—	$—	$—	$11,951	$448	$48,399
H. Randolph Holder, Jr.	$36,000	$—	$—	$—	$6,703	$126	$42,829
Michael Q. Jones	$36,000	$—	$—	$—	$9,692	$—	$45,692
Allison C. Lafferty	$9,000	$—	$—	$—	$—	$—	$9,000
Daniel J. Leonard	$36,000	$—	$—	$—	$9,377	$378	$45,755
Ronald C. Martin	$36,000	$—	$—	$—	$23,852	$6,781	$66,633
Janet S. Pelton	$36,000	$—	$—	$—	$5,464	$132	$41,596
Danny L. Titus	$36,000	$—	$—	$—	$—	$632	$36,632
Terrance P. Withrow	$36,000	$—	$—	$—	$3,228	$85	$39,313

(1)

The amounts shown in column (f) for 2017 represent the director retirement agreements accrual from December 31, 2016 to December 31, 2017. The amounts in column (f) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts that the director may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2018.

(2)

The amounts in column (g) reflect the economic value of the annual income imputed to each director in connection with Company-owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums.

 Stock Options and Restricted Stock

None of the independent directors were granted any stock options during 2017.  As of December 31, 2017, there were no directors that held outstanding, fully exercisable stock options to purchase common stock. In 2017, none of the independent directors were granted shares of restricted stock. As of December 31, 2017, H. Randolph Holder held 4,000 shares of restricted stock, Janet Pelton held 1,000 shares of restricted stock and Dan Leonard held 2,000 shares of restricted stock.

Director Retirement Agreements; Bank-Owned Life Insurance Policies

On August 21, 2001, the Board of Directors of the Bank authorized Director Retirement Agreements with each director.  The Company assumed the Director Retirement Agreements upon its reorganization with the Bank in May 2008, as the same individuals who served as directors of the bank became directors of the Company. As of December 31, 2017, Messrs. Leonard, Withrow, Holder and Ms. Pelton were also parties to Director Retirement Agreements with the Company.

~ 33 ~

The Director Retirement Agreements are intended to encourage existing directors to remain directors, assuring us that we will have the benefit of the directors’ experience and guidance in the years ahead.

For retirement after the later of age 72 or five (5) years of service (the “Normal Retirement Age”), the Director Retirement Agreements provide for an annual benefit during the director’s lifetime of $12,000 for 10 years.  If a director retires or becomes disabled before the Normal Retirement Age, he will receive a lump-sum payment in an amount equal to the retirement liability balance accrued by the Bank at the time of early retirement or disability.

If a change in control occurs (as defined in the Director Retirement Agreements) and a director’s service terminates within 24 months after the change in control, the director will receive the retirement liability balance accrued and payable to the director for retirement at the Normal Retirement Age.

The Bank has purchased insurance policies on the lives of its current directors, paying the premiums for these insurance policies with single premium payments totaling approximately $3,644,000 in aggregate.  Although the Bank expects the policies on the directors’ lives to serve as a source of funds for benefits payable under the Director Retirement Agreements, the contractual entitlements arising under the Director Retirement Agreements are not funded and remain contractual liabilities of the Bank, payable upon each director’s termination of service.

The policy interests are divided between us and each director.  Under Bank’s Split-Dollar Agreements and Split Dollar Policy endorsements with the directors, we are entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary.  We expect to recover the premium in full from its portion of the policies’ death benefits.

If a director is terminated for cause, we will not pay any benefits under his Director Retirement Agreement.  For this purpose, the term “cause” means a director’s gross negligence or gross neglect of duties, fraud, disloyalty, dishonesty or willful violation of law or significant Company policies in connection with the director’s service that results in an adverse effect on us.

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The following table shows the present value of the accumulated benefit payable to each director who has a director compensation benefit agreement, including the number of service years credited to each director under the supplemental executive retirement plan.

 Accumulated Benefits

Name (a)	Number of Years Credited Service (#) (b)	Present Value of Accumulated Benefit(1)(2) ($) (c)	Payments During Last Fiscal Year ($) (d)

Donald L. Barton	10	$23,351		$—
James L. Gilbert	26	$97,261		$—
Thomas A. Haidlen	26	$84,381		$—
H. Randolph Holder	2	$9,868	$
Michael Q. Jones	13	$97,261		$—
Daniel J. Leonard	6	$50,132		$—
Ronald C. Martin	23	$326,438		$48,000
Janet S. Pelton	5	$18,506		$—
Danny L. Titus	25	$97,261		$—
Terrance P. Withrow	5	$10,064		$—

(1) The amounts in column (c) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 19 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2018.

(2) The following vesting percentages apply to the directors:

	End of the year prior to termination
	12/31/2018	12/31/2019	12/31/2020	12/31/2021
Donald L. Barton	100%	100%	100%	100%
James L. Gilbert	100%	100%	100%	100%
Thomas A. Haidlen	100%	100%	100%	100%
H. Randolph Holder	100%	100%	100%	100%
Michael Q. Jones	100%	100%	100%	100%
Daniel J. Leonard	40%	60%	80%	100%
Ronald C. Martin	100%	100%	100%	100%
Janet S. Pelton	20%	40%	60%	80%
Danny L. Titus	100%	100%	100%	100%
Terrance P. Withrow	20%	40%	60%	80%

The amount in column (c) for Ronald C. Martin includes $238,067 from his executive salary continuation agreement and the $48,000 payment reflected in column (d) is also from his executive salary continuation agreement, as Mr. Martin is the former CEO of the Company.

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MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF THE COMPANY

The Bylaws of the Company provide that the Board will consist of not less than seven (7) and not more than thirteen (13) directors. The number of directors is set by the Board and is currently set at twelve (12).

The Board of Directors proposes that the following four (4) nominees to be elected until their successors are duly elected and qualified.  Each of the nominees has consented to serve if elected.  If any of them becomes unavailable to serve as a Director before the Annual Meeting, the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.  Unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees, your proxies will be voted for the election of each of these nominees.

The following is a brief account of the business experience, including experience during the past five years, of each nominee.

 Donald L. Barton, 61, has been a director of the Bank since 2006 and of Oak Valley Bancorp since 2008. Mr. Barton is the managing partner at GoldRiver Orchards, a local walnut processing operation which his family started in 1912. Mr. Barton is on the Board of Western Agricultural Processors Association, an organization that provides advocacy, training and consulting for the tree nut industry of California. Previously, he was Vice President Marketing at The Wornick Company, and President at Heidi’s Gourmet Desserts. Before that he had a number of managerial and executive positions in the food and agribusiness industries, including positions with Cargill and HJ Heinz. Mr. Barton is a Stanford graduate and earned his MBA from Santa Clara University. Mr. Barton is an Oakdale, California resident. Mr. Barton adds knowledge of the local economy to the Board.

Thomas A. Haidlen, 71, has been a director of the Bank since 1991 and of Oak Valley Bancorp since 2008. Mr. Haidlen was born in Oakdale and has resided in Oakdale for over 50 years. He owns and operates the Haidlen Ford Dealership in Oakdale, California that was established in Oakdale in 1955. Mr. Haidlen helps connect our banking operations with the local commercial community.

Daniel J. Leonard, 71, was appointed to fill a vacancy on the boards of the Bank and Oak Valley Bancorp in January 2012. Mr. Leonard currently serves as the Senior Vice President, Chief Financial Officer of Bronco Wine Company, where he has been employed for over 30 years, and serves as the Chief Operating Officer of Bivio Transport and Logistics Company, LLC. He has served on the Board of Directors for the Wine Institute, a voice for the California wine industry, for the past 26 years. Mr. Leonard is also currently serving on the Board of the College of Business Administration at California State University at Stanislaus and is the current Chairman of the Board of the Parent Resource Center, a Modesto, California nonprofit organization, in which he has been involved for over 20 years. Mr. Leonard brings business and financial experience and additional business ties in our communities to Oak Valley Bancorp.

Ronald C. Martin, 71, has served as a director of the Bank since 1992 and of Oak Valley Bancorp since 2008. He was also the Bank’s Chief Executive Officer until June 2013. Mr. Martin began his banking career in 1977 with River City Bank in Sacramento, California. Between 1977 and 1987 he was employed in the Sacramento area, and from December 1987 to January 1992 he served as President and Chief Executive Officer of Butte Savings in Chico, California. Mr. Martin has a B.S. in Finance from the University of Arizona. Mr. Martin is a veteran banker with a deep understanding of our local community banking needs.

The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III. Each class consists of one-third of the directors or as close an approximation as possible. Each director in each class is elected for a term running until the third annual meeting next succeeding his election, until his successor shall have been duly elected and qualified. Accordingly, each nominee director, if elected, will hold office as follows until his successor is duly elected and qualified for the following terms:

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Nominees		Expiration of Term

Donald L.	Barton	2021 (1)
Thomas A.	Haidlen	2021 (1)
Daniel J.	Leonard	2021 (1)
Ronald C.	Martin	2021 (1)

Directors Continuing in Office

James L.	Gilbert	2019
H. Randolph	Holder	2019
Janet S.	Pelton	2019
Danny L.	Titus	2019
Christopher M.	Courtney	2020
Michael Q.	Jones	2020
Allison C.	Lafferty	2020
Terrance P.	Withrow	2020

(1) If elected at the June 19, 2018 meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS. ONLY THOSE VOTES CAST “FOR” ARE COUNTED, WHILE “WITHHOLD” VOTES HAVE NO EFFECT IN THE ELECTION OF DIRECTORS.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams, LLP in Stockton, California served the Company as independent registered public accounting firm for 2017. The Audit Committee of the Board of Directors of the Company has appointed RSM US, LLP, to serve the Company as independent registered public accounting firm for 2018.  All Proxies will be voted “FOR” ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted.

Representatives from the accounting firm of RSM US, LLP will be present at the meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The following presents fees billed for the years ended December 31, 2016 and 2017 for professional services rendered by the Company’s independent registered public accounting firm in connection with the audit of the Company’s consolidated financial statements and fees billed by the Company’s independent registered public accounting firm for other services rendered to the Company:

Fees	2017	2016
Audit Fees	$181,000	$149,500
Audit-related Fees	0	0
Tax Fees	24,000	29,675
All other Fees	0	0
Total	$205,000	$179,175

Audit Fees.  Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Annual Report on Form 10-K.

Audit-Related Fees.    Audit-related services include fees for consultations concerning financial accounting and reporting matters.

Tax Fees.    Tax services include fees for tax compliance, tax advice and tax planning.

All Other Fees.    Includes all other fees not related to audit and tax services.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Moss Adams, LLP and the fees paid therefor in fiscal years 2016 and 2017 were compatible with maintaining Moss Adams, LLP’s independence.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF RSM US, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Audit Committee Report

The Audit Committee reports as follows with respect to the audit of our fiscal 2017 audited financial statements.  Management is responsible for the Company’s internal controls and the financial reporting process.

The Audit Committee is comprised of five (5) independent directors and responsible for providing independent, objective oversight of the Company’s accounting, financial reporting and internal controls.  Members of the Audit Committee are “independent” as defined by SEC and The NASDAQ Stock Market standards.  A financial expert, as defined by SEC rules, chairs the Audit Committee.  The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accountants.

The Audit Committee meets and holds discussions with management and the Company’s independent registered public accountants, RSM US, LLP.  The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2017 with management and Moss Adams, LLP.  The Chief Executive Officer and the Chief Financial Officer of the Company have certified that, based on their knowledge, the financial statements and other financial information included in the Company’s Annual Report on Form 10-K that we filed with the SEC on March 15, 2018 fairly present in all material respects the financial condition, results of operations and cash flows of the Company.  Also, the Audit Committee has discussed with management and Moss Adams, LLP management’s assertion of the effectiveness of the Company’s internal controls as they related to financial reporting.

Discussions were also held with Moss Adams, LLP concerning matters required by the Statement on Auditing Standards No. 1301 (Communication with Audit Committees). The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Moss Adams, LLP that firm’s independence and considered the compatibility of non-audit services with Moss Adams’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The Audit Committee has discussed with management and Moss Adams, LLP independence issues regarding the fees that were billed by Moss Adams, LLP during the fiscal year 2017.  The Audit Committee approved audit, audit-related and tax services.

Submitted by the Audit Committee of the Board on March 6, 2018:

Janet S. Pelton (Chair)

Jay L. Gilbert

Danny L. Titus

Daniel J. Leonard

Terrance P. Withrow

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

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PROPOSAL NO. 3

APPROVAL OF OAK VALLEY BANCORP 2018 EQUITY INCENTIVE PLAN

The Oak Valley Bancorp 2018 Equity Incentive Plan (the “2018 Plan”), was adopted by the Board of Directors on March 20, 2018, subject to shareholder approval. In this Proposal No. 3, the Board of Directors is requesting shareholder approval of the 2018 Plan. If the 2018 Plan is approved by our shareholders, the 2018 Plan will become effective on the date of the Annual Meeting of Shareholders.

Reasons to Approve the 2018 Plan

The 2018 Plan is intended to be the successor to the Oak Valley Bancorp 2008 Equity Plan (“2008 Plan”) which will expire pursuant to its terms on May 1, 2018.

The Board of Directors believes that the approval of the 2018 Plan is necessary to enable us to continue to grant equity awards to our employees at levels reasonably necessary to attract, retain and motivate talent. The 2018 Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, and to provide long term incentives that align the interests of employees with the interests of our shareholders. The 2018 Plan also provides us with the ability to make discretionary grants to our non-employee directors and independent contractors.

The 2018 Plan Combines Compensation and Governance Best Practices

The 2018 Plan includes the following provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices.

●

Shareholder approval is required for additional shares. The 2018 Plan does not contain an annual “ever-green” provision. The 2018 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

●

Repricing is not allowed without shareholder approval. The 2018 Plan prohibits implementing a program pursuant to which outstanding awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for awards with a lower exercise price or other equity awards without prior shareholder approval of such program.

●	Minimum vesting condition. Future awards granted under the 2018 Plan must vest for a minimum of one year following the date of grant, subject to certain exceptions.

●

No liberal change in control provisions. The definition of change in control in our 2018 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control occurring.

●

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

●

Submission of amendments to shareholders. The 2018 Plan requires shareholder approval for material amendments to the 2018 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the 2018 Plan.

●

Flexibility in designing equity compensation scheme. The 2018 Plan allows us to provide a broad array of equity incentives, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares.

●	Limit on equity awards. The 2018 Plan limits the number of shares of our common stock that may be granted to any one participant during any one fiscal year.

●

Clawback of cash and equity awards to executive officers. The administrator of the 2018 Plan may recoup or cancel equity and cash awards granted or paid to, or earned by executive officers as a result of such restatement if it determines it is appropriate to do so.

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Description of the 2018 Equity Incentive Plan

The material features of the 2018 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2018 Plan. Stockholders are urged to read the actual text of the 2018 Plan in its entirety, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Purposes of the 2018 Plan. The purposes of the 2018 Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with the Company’s shareholders; and (c) to promote the success of the Company’s business.

Share Reserve. Subject to certain capitalization adjustments, the maximum aggregate number of shares that may be issued under the 2018 Plan is 607,500 shares of our common stock.

If an award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to a shareholder approved exchange program, the unissued shares that were subject to the award will, unless the 2018 Plan is terminated, continue to be available under the 2018 Plan for issuance pursuant to future awards. In addition, any shares which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such award will be treated as not issued and will continue to be available under the 2018 Plan for issuance pursuant to future awards. Shares issued under the 2018 Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a participant ceasing to be a service provider) will again be available for future grant under the 2018 Plan. To the extent an award under the 2018 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2018 Plan.

Plan Administration. The Board of Directors has delegated its authority to administer the 2018 Plan to our compensation committee. Subject to the provisions of our 2018 Plan, the administrator has the power to determine the terms of awards, including the recipients, the exercise price, if any, the number of shares subject to each award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, and the form of consideration, if any, payable upon exercise of the award and the terms of the award agreement for use under the 2018 Plan. The administrator also has the authority, subject to the terms of the 2018 Plan, to amend existing awards, to prescribe rules and to construe and interpret the 2018 Plan and awards granted thereunder; provided, however, that the administrator may not institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type which may have a lower exercise price or different terms, awards of a different type and/or cash without shareholder approval.

Annual Limitation on Awards. Subject to certain capitalization adjustments, the maximum number of shares that may be granted to any participant pursuant to awards other than stock options and stock appreciation rights in a single fiscal year may not exceed 150,000 shares. In addition, subject to certain capitalization adjustments, the maximum number of shares that may be granted to any participant pursuant to stock options and stock appreciation rights in a single fiscal year may not exceed 150,000 shares.

Minimum Vesting Requirement. Notwithstanding any provision of the 2018 Plan to the contrary, all awards granted under the 2018 Plan will have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the shares available for future distribution under the 2018 Plan may be granted without such minimum vesting requirement. Such minimum vesting requirement, however, will not limit the administrator’s ability to grant awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a change in control. In addition, such minimum vesting requirement will not apply to awards granted in assumption of or in substitution for outstanding stock options or other awards previously granted by a company acquired by the Company or with which the Company combines.

Eligibility. Employees, members of the Board of Directors who are not employees, and independent contractors are eligible to participate in our 2018 Plan. As of March 31, 2018, we had a total of approximately 175 employees, no independent contractors, and 11 non-employee directors who would be eligible to be granted awards under the 2018 Plan.

Types of Awards. Our 2018 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and the employees of our subsidiaries, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares to our employees, directors, and independent contractors and the employees and independent contractors of our subsidiaries.

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Stock Options. The administrator may grant incentive and/or non-statutory stock options under our 2018 Plan, provided that incentive stock options may only be granted to employees. The exercise price of such stock options must generally be equal to at least the fair market value of our common stock on the date of grant. The term of a stock option may not exceed 10 years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The administrator will determine the methods of payment of the exercise price of a stock option, which may include cash, shares or other property acceptable to the administrator. Subject to the provisions of our 2018 Plan, the administrator determines the remaining terms of the stock options (e.g., vesting). After the termination of service of an employee, director or independent contractor, the participant may exercise his or her stock option, to the extent vested, for the period of time stated in his or her stock option agreement. Generally, if termination is due to death or disability, the stock option will remain exercisable for 12 months. In the event of a termination for cause, stock options generally terminate immediately upon the termination of the participant for cause. In all other cases, the stock option will generally remain exercisable for three months following the termination of service. However, in no event may a stock option be exercised later than the expiration of its term. The maximum aggregate number of shares of our common stock that may be issued under the 2018 Plan pursuant to incentive stock options may not exceed the maximum number of shares initially reserved under the 2018 Plan and to the extent allowable under Section 422 of the Code, any other shares that become available for issuance or reissuance pursuant to the terms of the 2018 Plan.

Stock Appreciation Rights. Stock appreciation rights may be granted under our 2018 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. Subject to the provisions of our 2018 Plan, the administrator determines the terms of stock appreciation rights, including when such rights vest and become exercisable and whether to settle such awards in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. The specific terms will be set forth in an award agreement.

Restricted Stock. Restricted stock may be granted under our 2018 Plan. Restricted stock awards are grants of shares of our common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse, in accordance with terms and conditions established by the administrator. Such terms may include, among other things, vesting upon the achievement of specific performance goals determined by the administrator and/or continued service. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest for any reason will be subject to our right of repurchase or forfeited by the recipient and will revert to us. The specific terms will be set forth in an award agreement.

Restricted Stock Units. Restricted stock units may be granted under our 2018 Plan, and may include the right to dividend equivalents, as determined in the discretion of the administrator. Each restricted stock unit granted is a bookkeeping entry representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units, including the vesting criteria, which may include achievement of specified performance criteria and/or continued service, and the form and timing of payment. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator determines, in its sole discretion, whether an award will be settled in stock, cash or a combination of both. The specific terms will be set forth in an award agreement.

Performance Units/Performance Shares. Performance units and performance shares may be granted under our 2018 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals established by the administrator are achieved and any other applicable vesting provisions are satisfied. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

For purposes of such awards, the performance goals may be based on one or more of the following performance criteria and any adjustment(s) thereto, in each case as determined by the administrator: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) income or earnings before or after taxes, interest, depreciation, and/or amortization; (vi) income or earnings from continuing operations; (vii) net income; (viii) pre-tax income or after-tax income; (ix) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets, and/or excluding charges attributable to the adoption of new accounting pronouncements; (x) raising of financing or fundraising; (xi) project financing; (xii) revenue backlog; (xiii) gross margin; (xiv) operating margin or profit margin; (xv) capital expenditures, cost targets, reductions and savings, and expense management; (xvi) return on assets (gross or net), return on investment, return on capital or invested capital, or return on shareholder equity; (xvii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xviii) performance warranty and/or guarantee claims; (xix) stock price or total shareholder return; (xx) earnings or book value per share (basic or diluted); (xxi) economic value created; (xxii) pre-tax profit or after-tax profit; (xxiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, funded collaborations, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, and/or intellectual property asset metrics; (xxiv) objective goals relating to divestitures, joint ventures, mergers, acquisitions, and similar transactions; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance headcount, performance management, and completion of critical staff training initiatives; (xxvi) objective goals relating to projects, including project completion timing and/or achievement of milestones, project budget, and technical progress against work plans; (xxvii) key regulatory objectives or milestones; and (xxviii) enterprise resource planning. However, awards issued to participants may take into account other factors (including subjective factors). In addition, performance goals may differ from participant to participant, performance period to performance period, and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to us), (iii) on a per share and/or share per capita basis, (iv) against our performance as a whole or against any of our affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of ours or individual project company, (v) on a pre-tax or after-tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.

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After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units will have an initial dollar value established by the administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof.

Non-transferability of Awards. Unless the administrator provides otherwise, our 2018 Plan generally does not allow for the transfer of awards and only the recipient of a stock option or stock appreciation right may exercise such an award during his or her lifetime.

Capitalization Adjustments. In the event of certain corporate events or changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2018 Plan, the administrator will make adjustments to one or more of the number, kind and class of securities that may be delivered under the 2018 Plan and/or the number, kind, class and price of securities covered by each outstanding award.

Liquidation or Dissolution. In the event of our proposed winding up, liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding award (vested or unvested) will be treated as the administrator determines, which determination may be made without the consent of any participant. In addition, all outstanding awards do not have to be treated in an identical manner. Such determination may provide (without limitation) for one or more of the following: (A) the continuation of such outstanding awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such awards; (D) the cancellation of such awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such awards as of the closing date of such transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the awards; or (E) the opportunity for participants to exercise the stock options prior to the occurrence of such transaction and the termination (for no consideration) upon the consummation of such transaction of any stock options not exercised prior thereto. In addition, any escrow, holdback, earn-out or similar provisions agreed to pursuant to, or in connection with, such a transaction will, unless otherwise determined by the administrator, apply to any payment or other right a participant may be entitled to under the 2018 Plan, if any, to the same extent and in the same manner as such provisions apply generally to the holders of the Company’s common stock with respect to such transaction, but only to extent permitted by applicable law.

Except as set forth in an award agreement, if the Company is not the surviving corporation following a change in control, and the surviving corporation following such change in control or the acquiring corporation (such surviving corporation or acquiring corporation, the “acquirer”) does not assume the outstanding awards or does not substitute equivalent equity awards relating to the securities of such acquirer or its affiliates for such awards, then each award will fully vest (with performance units and performance shares vesting at target) and terminate upon the effective time of the change in control, provided that holders of stock options or stock appreciation rights be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested stock options and stock appreciation rights before the termination of such awards, and provided further that any payout in connection with a terminated award will comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder. Except as set forth in an award agreement, if the Company is the surviving corporation following a change in control, or the acquirer assumes the outstanding awards or substitutes equivalent equity awards relating to the securities of such acquirer or its affiliates for such awards, then all such awards or substituted awards will remain outstanding and will be governed by their respective terms and the provisions of the 2018 Plan.

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In addition, except as set forth in an award agreement, if (i) a participant’s status as a service provider is terminated without cause within 24 months following a change in control, and (ii) the Company is the surviving corporation following such change in control, or the acquirer assumes the outstanding awards or substitutes equivalent equity awards or such awards, then each award held by the participant will fully vest (with performance units and performance shares vesting at target) and terminate upon the related event, provided that the participant be given 12 months to exercise their outstanding vested stock options and stock appreciation rights before the termination of such awards, and provided further that any payout in connection with a terminated award will comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.

Additionally, if (i) the employment of a participant with the Company and its subsidiaries is terminated for cause within 24 months following a change in control and (ii) the Company is the surviving corporation following such change in control, or the acquirer assumes the outstanding awards or substitutes equivalent equity awards relating to the securities of such acquirer or its affiliates for such awards, then any stock options or stock appreciation rights of such participant will expire, and any non-vested restricted stock, restricted stock units, performance units or performance shares will be forfeited, and any rights under such awards will terminate immediately.

“Change in control” except as may otherwise be provided in an award agreement or other applicable agreement, means a change in the ownership of the Company, a change in effective control of the Company or a change in the ownership of the Company’s assets (in each case, within the meaning of Section 409A of the Code).

“Cause” means, with respect to the termination of a participant’s status as a service provider, except as otherwise defined in an award agreement, employment agreement or other applicable written agreement: (i) any material breach by the participant of any material written agreement between the participant and the Company and the participant’s failure to cure such breach within 30 days after receiving written notice thereof; (ii) any failure by the participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of the participant’s duties and the participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) the participant’s repeated failure to follow reasonable and lawful instructions from the Board of Directors or the Company’s management, as applicable, and participant’s failure to cure such condition within 30 days after receiving written notice thereof; (v) the participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (vi) the participant’s commission of or participation in an act of fraud against the Company; (vii) the participant’s intentional material damage to the Company’s business, property or reputation; or (viii) the participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the participant owes an obligation of nondisclosure as a result of his or her relationship with the Company.

Clawback/Recovery. In the event of a restatement of incorrect financial results, the administrator will review all cash and equity awards, that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company (i) based on performance during the financial period subject to such restatement or (ii) within one year following such financial period. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the administrator may, if it determines appropriate in its sole discretion and to the extent permitted by applicable laws, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the executive officer to repay to the Company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on such restated financial results.

Amendment or Termination. The Board of Directors has the authority to amend, suspend or terminate the 2018 Plan provided such action does not impair the existing rights of any participant. The 2018 Plan will continue in effect until it is terminated. No incentive stock option will be granted after the tenth anniversary of the earlier of (i) the date the 2018 Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved by the shareholders of the Company. We will obtain shareholder approval of any amendment to our 2018 Plan as required by applicable law or listing requirements.

U.S. Federal Income Tax Consequences

A participant who receives a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For stock options, other than incentive stock options, and stock appreciation rights the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will either be long-term capital gain or loss or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of the shares on the date of exercise or the amount realized from the sale exceeds the stock option price.

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A participant who receives restricted stock will not have taxable income upon grant, but upon vesting unless the participant elects to be taxed at the time of grant of restricted stock. The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting.

A participant who receives restricted stock units, performance units or performance shares will not have taxable income upon grant of the stock award; instead the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A of the Code imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A of the Code are intended to meet the requirements of this section of the Code.

The Company generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the 2018 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to our certain executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these executive officers will be deductible only to the extent that such compensation does not exceed $1,000,000.

New Plan Benefits

Awards under the 2018 Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on shareholder approval of the 2018 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors or employees under the 2018 Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 with respect to shares of our common stock that are issued and currently outstanding under the Company’s 2008 Equity Plan.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under 2008 Equity Plan (Excluding Securities Reflected in Column a)
Equity Compensation Plans Approved by Shareholders	3,500	$5.94	1,301,370
Equity Compensation Plans Not Approved by Shareholders	0	0	0
Total	3,500	$5.94	1,301,370

(a) Consists of stock options to purchase 3,500 shares with a weighted-average remaining term of 9 months.

Required Vote and Board of Directors Recommendation

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote. The Board of Directors believes that approval of Proposal No. 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN

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OTHER INFORMATION

Other Business Matters

We have received no notice any other items submitted for consideration at the Annual Meeting and except for reports of operation and activities by management, which are for information purpose only and require no action of approval or disapproval, management neither knows of, nor contemplates, any other business that will be presented for action by the shareholders at the Annual Meeting.  If any further business is properly presented at the Annual Meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

Shareholders Proposals for 2019 Meeting

Any shareholder who intends to present a proposal at the 2019 Annual Meeting, other than a director nomination, must deliver the written proposal to the Chief Financial Officer at 125 North Third Avenue, Oakdale, California 95361 no later than January 9, 2019, if the proposal is to be submitted for inclusion in our proxy materials pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  A shareholder must include proof of ownership of Oak Valley’s common stock in accordance with SEC Rule 14a(8)(b)(2).  We encourage any stockholder interested in submitting a proposal to contact the Company’s Chief Financial Officer in advance of this deadline to discuss the proposal.  Shareholders may also want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities rules.

Additional Proxy Materials

A copy of our 2017 Annual Report on Form 10-K is accessible at: www.edocumentview.com/OVLY.  If you would like to receive a hard copy of the 2017 Annual Report on Form 10-K, you may obtain one without charge by contacting:

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:
By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

No Incorporation by Reference of Certain Portions of this Proxy Statement

Notwithstanding anything to the contrary set forth in any previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those acts, neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor is such report to be incorporated by reference into any future filings made by us under those acts.

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ANNUAL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

JUNE 19, 2018

PROXY VOTING INSTRUCTIONS

Internet — Access www.investorvote.com/OVLY and follow the on-screen instructions to obtain your identification number which will allow you to cast your vote.

Telephone — Call toll free 1-800-652-8683 from any touch-tone telephone and follow the instructions to obtain your identification number which will allow you to cast your vote.

Vote online/phone until 11:00 PM PDT, June 18, 2018, the day before the meeting

Mail — If you have requested a paper copy of Proxy Materials as provided on page 2 of the Proxy Statement, you should sign, date and mail your proxy card in the envelope provided as soon as possible.

In Person — You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 19, 2018. The Company’s Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2017 and 2017 Annual Report to Shareholders are available at www.edocumentview.com/OVLY

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

A.            Voting Items

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold
	01 — Donald L. Barton	☐	☐
	02 — Thomas A. Haidlen	☐	☐
	03 — Daniel J. Leonard	☐	☐
	04 — Ronald C. Martin	☐	☐

	For	Against	Abstain
2.	To approve the proposal to ratify the appointment of RSM US, LLP as the independent registered public accounting firm for the Company’s 2018 Fiscal year. ☐	☐	☐

3.	To approve the Company’s 2018 Equity Incentive Plan. ☐	☐	☐

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

B.	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance — Mark box to the right if you plan to attend the Annual Meeting.	☐

C.	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

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ANNUAL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

JUNE 19, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Oak Valley Bancorp, and the accompanying Proxy Statement dated May 7, 2018, and revoking any proxy heretofore given, hereby constitutes and appoints Janet Pelton and Don Barton, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of Oak Valley Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Oak Valley Bancorp, to be held at Oak Valley Bancorp Headquarters at 338 E F Street, Oakdale, California 95361 on June 19, 2018 at 2:00 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3.  THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

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APPENDIX A

OAK VALLEY BANCORP

2018 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan. The purposes of this Plan are (a) to attract and retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; (b) to incentivize Employees, Directors and Independent Contractors with long-term equity-based compensation to align their interests with the Company’s shareholders; and (c) to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.           Definitions. As used herein, the following definitions will apply:

(a)     “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)     “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, rules and regulations, the rules and regulations of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are, or will be, granted under the Plan or Participants reside or provide services to the Company or any Parent or Subsidiary of the Company, as such laws, rules, and regulations shall be in effect from time to time.

(c)     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)     “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)     “Board” means the Board of Directors of the Company.

(f)     “Cause” means, with respect to the termination of a Participant’s status as a Service Provider, except as otherwise defined in an Award Agreement, employment agreement or other applicable written agreement: (i) any material breach by the Participant of any material written agreement between the Participant and the Company and the Participant’s failure to cure such breach within 30 days after receiving written notice thereof; (ii) any failure by the Participant to comply with the Company’s material written policies or rules as they may be in effect from time to time; (iii) neglect or persistent unsatisfactory performance of the Participant’s duties and the Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (iv) the Participant’s repeated failure to follow reasonable and lawful instructions from the Board or the Company’s management, as applicable, and the Participant’s failure to cure such condition within 30 days after receiving written notice thereof; (v) the Participant’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (vi) the Participant’s commission of or participation in an act of fraud against the Company; (vii) the Participant’s intentional material damage to the Company’s business, property or reputation; or (viii) the Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company. For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of the Participant’s death or disability. The determination as to whether a Participant’s status as a Service Provider has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, affiliate, or any successor thereto, if appropriate.

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(g)       “Change in Control” except as may otherwise be provided in an Award Agreement or other applicable agreement, means a Change in the Ownership of the Company, a Change in Effective Control of the Company or a Change in the Ownership of the Company’s Assets (in each case, within the meaning of Section 409A of the Code).

(i)     “Change in Ownership of the Company” means the acquisition by any one person, or more than one person Acting as a Group of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person Acting as a Group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company). An increase in the percentage of stock owned by any one person, or persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of a Change in Ownership of the Company

(ii)     “Change in Effective Control of the Company” means (A) the acquisition by any one person, or more than one person Acting as a Group, during any 12-month period of ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or (B) the replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election in accordance with Treasury Regulation § 1.409A-1(g)(5)(vi)(A)(2). Notwithstanding the foregoing, if any one person, or more than one person Acting as a Group, is considered to effectively control the Company (within the meaning of this Section 2(g)(ii)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Control.

(iii)     “Change in the Ownership of the Company’s Assets” means the acquisition by any one person, or more than one person Acting as a Group, during any 12-month period of assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, there is no Change in the Ownership of the Company’s Assets when there is a transfer to an entity that is controlled by the shareholders immediately after the transfer.

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(iv)     Acting as a Group. Persons will not be considered to be Acting as a Group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be Acting as a Group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be Acting as a Group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(h)       “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)       “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)       “Common Stock” means the Company’s common shares.

(k)       “Company” means Oak Valley Bancorp, a California corporation, or any successor thereto.

(l)       “Director” means a member of the Board.

(m)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)      “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)      “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include (i) any action described in Section 13 or any action taken in connection with a Change in Control transaction nor (ii) any transfer or other disposition permitted under Section 12. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Administrator in its sole discretion without approval by the Company’s shareholders.

(q)      “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)      If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in such source as the Administrator deems reliable;

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(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in such source as the Administrator deems reliable; or

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator in compliance with applicable laws and regulations and in a manner that complies with Sections 409A of the Code.

(r)     “Fiscal Year” means the fiscal year of the Company.

(s)     “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)     “Independent Contractor” means any person, including an advisor, consultant or agent engaged by the Company or a Parent or Subsidiary to render services to such entity.

(u)     “Inside Director” means a Director who is an Employee.

(v)     “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)     “Option” means a stock option granted pursuant to the Plan.

(y)     “Outside Director” means a Director who is not an Employee.

(z)     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(aa)     “Participant” means the holder of an outstanding Award.

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(bb)     “Performance Goal” means a formula or standard determined by the Committee with respect to each Performance Period based on one or more of the following criteria and any adjustment(s) thereto established by the Committee: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (17) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) share price or total shareholder return; (20) earnings or book value per share (basic or diluted); (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, completion of strategic agreements such as licenses, joint ventures, acquisitions, and the like, geographic business expansion, objective customer satisfaction or information technology goals, intellectual property asset metrics; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects, including project completion, timing and/or achievement of milestones, project budget, technical progress against work plans; and (27) enterprise resource planning. Awards issued to Participants may take into account other criteria (including subjective criteria). Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, any increase (or decrease) over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against any affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company or individual project company, (v) on a pre-tax or after-tax basis, and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis.

(cc)     “Performance Period” means the time period during which the Performance Goals or other vesting provisions must be satisfied for Performance Shares or Performance Units.

(dd)     “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(ee)     “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(ff)     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)     “Plan” means this 2018 Equity Incentive Plan.

(hh)     “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan.

(ii)      “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

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(jj)      “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)     “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)      “Service Provider” means an Employee, Director or Independent Contractor.

(mm)   “Share” means a share of Common Stock, as adjusted in accordance with Section 14 of the Plan.

(nn)     “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(oo)     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(pp)     “Tax-Related Items” means income tax, social insurance, national insurance, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items.

3.          Shares Subject to the Plan.

(a)     Shares Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 607,500 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing, subject to the provisions of Section 13 below, in no event shall the maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options exceed the number set forth in this Section 3(a) plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any Shares that again become available for issuance pursuant to Sections 3(b). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)     Lapsed Awards. To the extent an Award should expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unissued Shares that were subject thereto shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards.  In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards.  Shares issued under the Plan and later forfeited to the Company due to the failure to vest or repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with a Participant ceasing to be a Service Provider) shall again be available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

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4.           Administration of the Plan.

(a)     Procedure.

(i)       Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)      Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)     Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)     Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i)       to determine the Fair Market Value in accordance with Section 2(r);

(ii)      to select the Service Providers to whom Awards may be granted hereunder;

(iii)     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)      to approve forms of Award Agreements for use under the Plan;

(v)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)      to institute and determine the terms and conditions of an Exchange Program; provided however, that the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Company’s shareholders;

(vii)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable non-U.S. laws, for qualifying for favorable tax treatment under applicable non-U.S. laws or facilitating compliance with non-U.S. laws (sub-plans may be created for any of these purposes);

(ix)     to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards, to accelerate vesting and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

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(x)        to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 14(c)(i) of the Plan;

(xi)       to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)      to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)     to make all other determinations deemed necessary or advisable for administering the Plan.

(c)     Minimum Vesting. Notwithstanding any provision of the Plan to the contrary, all awards granted under the Plan shall have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the Shares available for future distribution under this Plan may be granted without such minimum vesting requirement. Nothing in this Section 4(c) shall limit the Company’s ability to grant awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a Change in Control. In addition, the minimum vesting requirement set forth in this Section 4(c) shall not apply to awards granted in assumption of or in substitution for outstanding options or other awards previously granted by a company acquired by the Company or with which the Company combines.

(d)     Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(e)     Delegation by the Committee. To the extent permitted by Applicable Law, the Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company.

5.           Award Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.          Annual Limitation on Awards. Subject to the provisions of Section 14 of the Plan, the maximum number of Shares that may be granted to any Service Provider pursuant to Awards other than Options and SARs in a single Fiscal Year may not exceed 50,000 Shares. In addition, subject to the provisions of Section 14 of the Plan, the maximum number of Shares that may be granted to any Service Provider pursuant to Options and SARs in a single Fiscal Year may not exceed 50,000 Shares.

7.           Stock Options.

(a)     Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted. With respect to the Committee’s authority in Section 4(b)(ix), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its original terms, or (2) ten (10) years from the grant date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 4(b)(ix) shall comply with Code Section 409A to the extent necessary to avoid taxation thereunder.

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(b)     Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)      Option Exercise Price and Consideration.

(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)      In the case of an Incentive Stock Option

(A)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)     In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)     Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)   Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

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(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)      Exercise of Option.

(i)     Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with full payment of any applicable taxes or other amounts required to be withheld or deducted with respect to the Option). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii)     Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)     Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

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(iv)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)     Termination for Cause. Unless otherwise provided by the Administrator or specified in the Award Agreement, if a Participant ceases to be a Service Provider as a result of being terminated for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon the Participant being first notified of his or her termination for Cause and the Participant will be prohibited from exercising his or her Option from and after the date of such termination. All the Participant’s rights under any Option, including the right to exercise the Option, may be suspended pending an investigation of whether Participant will be terminated for Cause.

8.           Restricted Stock.

(a)     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)     Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)     Transferability. Except as provided in this Section 8 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)     Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)     Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

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(f)     Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)     Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions, including, without limitation, restrictions on transferability and forfeitability, as the Shares of Restricted Stock with respect to which they were paid.

(h)     Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be cancelled and returned as unissued shares to the Company and again will become available for grant under the Plan.

9.           Restricted Stock Units.

(a)     Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

(b)     Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Administrator in its discretion.

(c)     Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)     Dividend Equivalents. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)     Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)     Cancellation. On the date set forth in the Award Agreement, all Shares underlying any unvested, unlapsed unearned Restricted Stock Units will be forfeited to the Company for future issuance.

10.          Stock Appreciation Rights.

(a)     Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

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(b)     Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)     Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)     Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)     Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Section 7(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)     Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)      The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)     The number of Shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.          Performance Units and Performance Shares.

(a)     Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)     Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)     Performance Goals and Other Terms. The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. With respect to each Performance Period, the Administrator will establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25% of the Performance Period. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Without limiting the foregoing, the Committee shall adjust any Performance Goals or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any shares of the Company, to reflect any share dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such shares.

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(d)     Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved and the Administrator will certify in writing the extent to which a Participant has or has not met the Participant’s Performance Goal. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any Performance Goals or other vesting provisions for such Performance Unit/Share.

(e)     Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made upon the time set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)     Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

12.      Leaves of Absence/Transfer Between Locations. The Administrator shall have the discretion to determine at any time whether and to what extent the vesting of Awards shall be suspended during any leave of absence; provided, however, that in the absence of such determination, vesting of Awards shall continue during any paid leave and shall be suspended during any unpaid leave (unless otherwise required by Applicable Laws). A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. If an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3) month period and the Incentive Stock Option shall thereafter automatically treated for tax purposes as a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.

13.      Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.      Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)     Adjustments. In the event of a share split, reverse share split, share dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs, the Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the Plan and/or the number, class, kind and price of securities covered by each outstanding Award. Notwithstanding the forgoing, all adjustments under this Section 14 shall be made in a manner that does not result in taxation under Code Section 409A.

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(b)     Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, an Award will terminate immediately prior to the consummation of such proposed action.

(c)     Change in Control.

(i)     In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new options or other equity awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess of (1) the Fair Market Value of the Shares subject to such Awards as of the closing date of such transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the Shares subject to the Awards; or (E) the opportunity for Participants to exercise the Options prior to the occurrence of such transaction and the termination (for no consideration) upon the consummation of such transaction of any Options not exercised prior thereto. Notwithstanding anything herein under this Plan, any Award Agreement or otherwise, any escrow, holdback, earn-out or similar provisions agreed to pursuant to, or in connection with, such a transaction shall, unless otherwise determined by the Committee, apply to any payment or other right a Participant may be entitled to under this Plan, if any, to the same extent and in the same manner as such provisions apply generally to the holders of the Company’s Common Stock with respect to such transaction, but only to extent permitted by Applicable Law, including (without limitation), Section 409A of the Code.

(ii)     Except as set forth in an Award Agreement, if the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquirer”) does not assume the outstanding Awards or does not substitute equivalent equity awards relating to the securities of such Acquirer or its affiliates for such Awards, then each Award shall fully vest (with Performance Units and Performance Shares vesting at target) and terminate upon the effective time of the Change in Control, provided that holders of Options or SARs be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested Options and SARs before the termination of such Awards, and provided further that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder. Except as set forth in an Award Agreement, if the Company is the surviving corporation following a Change in Control, or the Acquirer assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquirer or its affiliates for such Awards, then all such Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

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(iii)     Except as set forth in an Award Agreement, if (i) a Participant’s status as a Service Provider terminates without Cause within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquirer assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquirer or its affiliates for such Awards, then each Award held by the Participant shall fully vest (with Performance Units and Performance Shares vesting at target) and terminate upon the related event, provided that the Participant be given twelve (12) months to exercise their outstanding vested Options and SARs before the termination of such Awards, and provided further that any payout in connection with a terminated award shall comply with Section 409A of the Code to the extent necessary to avoid taxation thereunder.

(iv)     If (i) the employment of a Participant with the Company and its Subsidiaries is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquirer assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquirer or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares shall be forfeited, and any rights under such Awards shall terminate immediately.

15.          Tax.

(a)     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or prior to any time the Award or Shares are subject to taxation, the Company and/or the Participant’s employer will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax-Related Items or other items that are required to be withheld or deducted with respect to such Award.

(b)     Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding or deduction obligations, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares, or (c) delivering to the Company already-owned Shares; provided that, unless specifically permitted by the Company, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or Shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or Shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. Except as otherwise determined by the Administrator, the Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the amounts are required to be withheld or deducted.

(c)     Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

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16.     No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, or (if different) the Participant’s employer, nor will they interfere in any way with the Participant’s right or the Participant’s employer’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.     Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.     Corporate Records Control. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

19.     Clawback/Recovery. In the event of a restatement of incorrect financial results, the Administrator will review all cash and equity awards, that, in whole or in part, were granted or paid to, or earned by, executive officers (within the meaning of Rule 3b-7 of the Exchange Act) of the Company (i) based on performance during the financial period subject to such restatement or (ii) within one year following such financial period. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Administrator may, if it determines appropriate in its sole discretion and to the extent permitted by Applicable Laws, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the executive officer to repay to the Company an amount equal to all or any portion of the value from the grant, vesting or payment of the award that would not have been realized or accrued based on such restated financial results.

20.     Term of Plan. Subject to Section 24 of the Plan, the Plan will become effective upon its approval by the Company’s shareholders at the 2018 annual meeting of shareholders. The Plan will continue in effect until terminated under Section 21 of the Plan. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company.

21.     Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)     Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

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(c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.     Conditions Upon Issuance of Shares.

(a)     Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24.     Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company at the 2018 annual meeting of shareholders. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.     Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

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